Exhibit 4.10

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SETTLEMENT AGREEMENT

     This SETTLEMENT AGREEMENT (together with all Exhibits hereto, the “Settlement Agreement”) is made and entered into as of November 9, 2009 (the “Effective Date”) by and between Taiwan Semiconductor Manufacturing Company, Ltd., a Taiwanese corporation, having a place of business located at No.8 Li-Hsin Road 6, Hsin-Chu Science Park, Hsin-Chu, Taiwan, Republic of China, on behalf of itself and all of its Related Companies (Taiwan Semiconductor Manufacturing Company, Ltd. and its Related Companies, collectively “TSMC”), and Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands, having a place of business located at No. 18 Zhang Jiang Road, Pudong New Area, Shanghai 201203, People’s Republic of China, on behalf of itself and all of its Related Companies, including Semiconductor Manufacturing International (Beijing) Corporation, Semiconductor Manufacturing International (Shanghai) Corporation, and SMIC Americas (Semiconductor Manufacturing International Corporation and its Related Companies, collectively “SMIC”). As used herein, “Party” refers to TSMC or SMIC, as the case may be, and “Parties” refers to TSMC and SMIC collectively.

W I T N E S S E T H:

     WHEREAS, the Parties are adversaries in the Pending Actions (as defined in Exhibit A-1);

     WHEREAS, a verdict of liability has been rendered against SMIC in the California State Court Action and, in light of the potential for a verdict on damages against SMIC that could render SMIC insolvent, TSMC desires to structure a settlement of the California State Court Action that will insure the financial viability of SMIC and secure to TSMC a strategic investment in SMIC, as contemplated hereunder; and

     WHEREAS, the Parties now desire to enter into a full, final, complete and global settlement of the Pending Actions and the underlying disputes upon the terms and conditions set forth in this Settlement Agreement, which, upon execution, shall be legally binding and enforceable as of the Effective Date.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1. Definitions.

A.	All capitalized terms used herein that are not otherwise defined elsewhere herein shall have the meanings set forth in Exhibit A-1 hereto.

2. Payments.

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A.	SMIC shall pay an aggregate sum of two hundred million U.S. dollars (US$200,000,000.00) to TSMC in the following installments (each a “Settlement Payment”):

	1.	Fifteen million U.S. dollars (US$15,000,000.00) upon execution of this Settlement Agreement;

	2.	Fifteen million U.S. dollars (US$15,000,000.00) by or before December 31, 2009;

	3.	Twenty million U.S. dollars (US$20,000,000.00) by or before March 31, 2010;

	4.	Twenty million U.S. dollars (US$20,000,000.00) by or before June 30, 2010;

	5.	Twenty million U.S. dollars (US$20,000,000.00) by or before September 30, 2010;

	6.	Twenty million U.S. dollars (US$20,000,000.00) by or before December 31, 2010;

	7.	Fifteen million U.S. dollars (US$15,000,000.00) by or before June 30, 2011;

	8.	Fifteen million U.S. dollars (US$15,000,000.00) by or before December 31, 2011;

	9.	Fifteen million U.S. dollars (US$15,000,000.00) by or before June 30, 2012;

	10.	Fifteen million U.S. dollars (US$15,000,000.00) by or before December 31, 2012;

	11.	Fifteen million U.S. dollars (US$15,000,000.00) by or before June 30, 2013; and

	12.	Fifteen million U.S. dollars (US$15,000,000.00) by or before December 31, 2013.

B.	Any Settlement Payment that is not paid when due shall bear interest until paid at the rate of 12% per annum. In the event any Settlement Payment is not paid within thirty (30) days of the date due, the maturity of all remaining Settlement Payments will accelerate and become due and payable in full within three (3) business days.

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C.	Except as provided in Section 2.E, SMIC’s obligation to make the payments due hereunder shall be irrevocable and will be secured by a series of promissory notes provided to TSMC in the form attached as Exhibit A-2 and letters of credit as provided in Section 2.F. All amounts due hereunder shall be paid to TSMC by electronic wire transfer of immediately available funds in accordance with the instructions of, and to such accounts specified by, TSMC without deduction for withholding tax obligations, if any, which obligations SMIC shall bear. The Parties shall reasonably cooperate to minimize such withholding and to seek a refund or release of any such withheld amounts.

D.	Each Party may determine, in its sole discretion, how to allocate the payments made by SMIC to TSMC pursuant to this Settlement Agreement without any duty or obligation to consult or agree on any such allocation with the other Party.

E.	SMIC shall be relieved of its obligation to pay any remaining installments not yet due under Section 2.A and shall not be held to be in breach hereof for any such failure to pay, in the event TSMC initiates any action or proceeding in breach of Section 6 other than in response to an action or proceeding initiated by SMIC in breach of such provisions and TSMC fails to dismiss such action or proceeding within five (5) business days following receipt of written notice from SMIC of such breach.

F.	SMIC shall use its commercially reasonable efforts to secure and deliver to TSMC letters of credit securing the payment of the promissory notes to be issued pursuant to this Section 2 by a financial institution and in a form reasonably acceptable to TSMC as soon as reasonably practicable.

3. Share Issuance. Concurrently with the execution and delivery of this Settlement Agreement, TSMC and SMIC shall execute and deliver the Share and Warrant Issuance Agreement in the form of Exhibit B (the “Share Issuance Agreement”).

4. Stipulated Judgment.

A.	As soon as practicable following the execution of this Agreement, and in no event later than the end of the first business day in California following the execution of this Agreement, the Parties shall file with the Superior Court of the State of California, County of Alameda in connection with the California State Court Action, a Stipulated Judgment entering a final judgment in favor of the TSMC plaintiffs on all claims, cross-claims and supplemental claims filed by the parties in that action (the “Stipulated Judgment”).

B.	The Stipulated Judgment referenced in subsection A above shall be payable as follows: (i) Settlement Payments totaling two hundred million U.S. dollars (US$200,000,000.00) payable pursuant to Section 2; and (ii) securities issuable pursuant to the Share Issuance Agreement.

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C.	As soon as practicable following the execution of this Agreement, and in no event later than the end of the first business day in Beijing, China following the execution of this Agreement, SMIC shall file a withdrawal of appeal with the Supreme Court in the Beijing Action.

5. Mutual Release.

A.	Effective upon entry of the Stipulated Judgment and the dismissals of the Pending Actions pursuant to Section 4, each Party, on behalf of itself and its predecessors, successors, and permitted assigns, hereby fully and forever irrevocably and unconditionally releases and discharges the other Party and their respective predecessors, successors, and assigns, and each of their past and present employees, officers, directors, and agents from all claims, suits, demands, causes of action, judgments, losses, and liabilities of any nature, known or unknown, anywhere in the world, arising out of or related to (i) all claims and counterclaims that have been or could have been brought in the Pending Actions arising in whole or in any part prior to the Effective Date, and (ii) all claims and counterclaims based upon or relating to the appropriateness or basis of any claim or cause of action that either Party has asserted in the Pending Actions, including, without limitation, claims for malicious prosecution, sanctions, or abuse of process, provided, however, that this release expressly shall not apply to (a) the claims asserted by TSMC in the California State Court Action and addressed in the Stipulated Judgment, (b) any claims by a Party relating to any breach of this Settlement Agreement by the other Party or any breach by SMIC of the promissory notes issued hereunder, the Share Issuance Agreement, or the Stipulated Judgment and (c) the pending action against Katy Liu currently in the Hsinchu District Court, R.O.C. case number .

B.	Each Party acknowledges that it has consulted with legal counsel regarding the import of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” Each Party, for itself and for its legal successors and assigns, hereby expressly, knowingly, and intentionally waives any benefit or rights it may have under Section 1542 of the California Civil Code, as well as under any other statute or common law principles of similar effect. Each Party acknowledges that it has received independent legal advice from its attorneys with respect to the waiver of the provisions of Section 1542 of the California Civil Code, and any other statute or common law principles of similar effect, and each Party acknowledges that its waiver is a material inducement and consideration for the other Party’s execution of this Settlement Agreement. The Parties further agree that the releases set forth in this Settlement Agreement may not be terminated or rescinded because of any later discovery by either Party of different or additional facts or any unknown or unsuspected past claims.

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C.	The Parties hereby expressly waive the benefits of and shall not assert the single claim doctrine discussed in Cadence Design Systems v. Avant! Corp., 29 Cal. 4th 215 (2002), for purposes of defending against any claim based on unauthorized disclosure of the other Party’s trade secrets after the Effective Date in breach of this Settlement Agreement.

6. Covenants Not to Sue.

A.	TSMC hereby covenants not to sue or bring any claim or action against SMIC based upon SMIC’s acquisition, use, disclosure or exploitation of any TSMC technology or information in connection with its processes, materials, process recipes or design rules or otherwise, or alleging that SMIC has misappropriated, infringed, or otherwise violated, or is misappropriating, infringing, or otherwise violating, any trade secret or other intellectual property right of TSMC anywhere in the world; provided, however, that this covenant expressly shall not apply to (1) any claim against SMIC for a breach of this Settlement Agreement or of the Stipulated Judgment (excluding Section 8), (2) any claim or cause of action against SMIC not related to the Pending Actions arising wholly after the Effective Date, (3) any claim to the extent based on an alleged infringement of TSMC’s Patent rights, and (4) any claim based on TSMC’s trademark rights, including, without limitation, those current actions excluded from the Pending Actions.

B.	SMIC hereby covenants not to sue or bring any claim or action against TSMC based upon TSMC’s acquisition, use, disclosure or exploitation of any SMIC technology or information in connection with its processes, materials, process recipes or design rules or otherwise, or any other SMIC information alleged to be in the possession of TSMC as of the Effective Date, or alleging that TSMC has misappropriated, infringed, or otherwise violated, or is misappropriating, infringing, or otherwise violating, any trade secret or other intellectual property right of SMIC anywhere in the world, provided, however, that this covenant expressly shall not apply to either (1) any claim against TSMC for a breach of this Settlement Agreement, (2) any claim or cause of action against TSMC not related to the Pending Actions arising wholly after the Effective Date, (3) any claim to the extent based on an alleged infringement of SMIC’s Patent rights, and (4) any claim based on SMIC’s trademark rights.

C.	Without derogation of the covenant not to sue pursuant to this Section 6, the Parties acknowledge and agree that this Settlement Agreement does not grant to any Party any license to, or any ownership right, title or interest whatsoever in, any technology, trade secrets or other confidential information or intellectual property of the other Party.

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7. Termination of 2005 Settlement Agreement and 2005 Patent License Agreement. As of the Effective Date, the Parties acknowledge and agree that all versions of the 2005 Settlement Agreement, the remaining payment obligations thereunder, and the 2005 Patent License Agreement shall terminate and shall be of no further force and effect, and all promissory notes of SMIC issued in connection with the 2005 Settlement Agreement are hereby cancelled.

8. Return or Destruction of Information.

A.	Mutual Obligation.

	1.	Promptly following the execution of this Settlement Agreement, each Party and/or its legal counsel shall return or destroy all Documents and files that were produced by the other Party (including any documents that were delivered to its outside litigation counsel) during the Pending Actions (except that each Party’s outside litigation counsel may retain one (1) copy thereof). If either Party at any time discovers any such Document described in Section 8.A.1 in its possession, custody or control, such Party will promptly identify such Document to the other Party and will thereafter promptly destroy such Document or return such Document to the other Party.

B.	SMIC Obligation.

	1.	SMIC further covenants and agrees that promptly, but in any event no later than six (6) months from the Effective Date, SMIC shall:

		a.	use commercially reasonable good faith efforts to complete a search for all copies of all TSMC Documents in the possession, custody or control of SMIC or any of its employees and deliver to TSMC all TSMC Documents discovered during such search;

		b.	use commercially reasonable good faith efforts to complete a search of all current SMIC files (including all hard copies, hard files, electronic files, computers, servers and shared servers) for any and all Documents that currently reference or previously referenced “TSMC,” “BKM 1,” or “Wafertech” in their file path, properties, title or contents and deliver to TSMC all such Documents discovered during such search;

		c.	use commercially reasonable good faith efforts to complete a search of all current SMIC files (including all hard copies, hard files, electronic files, computers, servers and shared servers) for any and all copies of the Documents that were placed in escrow pursuant to Article V of the 2005 Settlement Agreement, as identified on Exhibit D (the “Escrowed Documents”), and deliver to TSMC all such Documents discovered during such search.

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	2.	The Escrowed Documents shall remain in escrow until the dismissal of the Pending Actions pursuant to Section 4. Upon such dismissal, the Parties shall instruct the escrow agent holding the Escrowed Documents to destroy the Escrowed Documents. Outside litigation counsel for each Party may retain one (1) copy of each of the Escrowed Documents.

	3.	Notwithstanding the foregoing, each Party’s outside litigation counsel may retain one (1) copy of such Documents delivered or destroyed pursuant to this Section 8 and shall keep such Documents confidential at all times and shall not disclose such Documents to any person; provided that a Party may use such Documents in a litigation or arbitration against it by the other Party, except to the extent such Documents are entitled to the protection of the attorney-client privilege.

	4.	All Documents or materials identified or produced by SMIC (or its counsel) under this Section 8.B shall be treated as delivered solely for the purpose of resolving existing disputes. TSMC agrees that it will not use any such Documents or materials delivered by SMIC to TSMC under this Section 8.B as evidence in any legal or administrative proceeding brought by TSMC against SMIC (except as provided in Section 8.B.3) nor will it contend that the delivery of such Documents or materials is evidence of liability of any kind.

C.	Notwithstanding anything to the contrary set forth herein, SMIC shall not be required to return or destroy any documentation of SMIC’s process recipes, process flows and design rules.

9. Confidentiality.

A.	Mutual Confidentiality Obligations.

	1.	Each Party hereby covenants and agrees that it will treat any information, trade secrets or confidential technology of the other Party, including any information alleged to be trade secrets of a Party, in the same manner as it treats its own similar or like confidential information, but in no event with less than reasonable care, including through the use of valid and enforceable non-disclosure agreements and policies.

	2.	Each Party agrees that it will not, in any way, use, assign, license, sell, or transfer to a third party any trade secrets or confidential technology belonging to the other Party; provided that nothing will prohibit SMIC from using trade secrets and confidential technology of TSMC that is currently embedded in the processes, materials, process recipes, design rules or technologies of SMIC; provided that SMIC abides by the limitations on use and confidentiality obligations contained herein, including the use of valid and enforceable nondisclosure agreements and policies.

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B.	Third Parties. Each Party hereby covenants and agrees not to disclose, in whole or in part, any of the other Party’s alleged confidential information, trade secrets or confidential technology to any third party, except for such third parties with a need to know such information for business purposes and under the same terms and conditions that such Party discloses its own like or similar confidential information to third parties, including pursuant to valid and enforceable non-disclosure agreements and policies. It is understood that TSMC does not intend to restrict SMIC’s foundry business and therefore SMIC shall be permitted to disclose TSMC information to its bona fide customers (including potential customers), suppliers and vendors pursuant to this Section 9.B only if such information is embedded in its processes, materials, process recipes, or design rules or in any improvement or modification; provided that such information is disclosed pursuant to valid and enforceable nondisclosure agreements and does not, in any way, assign, license, sell, or transfer any such information to any third party.

C.	Nothing set forth in this Section 9 shall limit TSMC from using or disclosing any Documents or materials that originated from TSMC or other TSMC Documents.

10. Confidentiality of Settlement.

A.	The Parties agree that all provisions, terms and conditions of this Settlement Agreement (including all Exhibits hereto) shall be deemed to be the confidential information of both Parties and are and shall remain strictly confidential except to the extent disclosed pursuant to Section 10.A.1, 10.A.2, or 10.A.3. Neither Party shall disclose any such provisions, terms and conditions, in whole or in part, under any circumstances, to any person not a party hereto, except:

	1.	With the prior written consent of the other Party;

	2.	To the extent such disclosure may be required in judicial, administrative, or regulatory proceedings in response to a valid subpoena or as otherwise may be required by law, or rules of any applicable regulatory organization to whose jurisdiction any of the Parties is subject, but only subject to a protective order or other similar protections (as applicable);

	3.	For the purposes of disclosure in connection with the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the Rules Governing the Listing of Securities on The Hong Kong Stock Exchange Limited (the “Hong Kong Stock Exchange”) and any other disclosures or reports filed with the U.S. Securities and Exchange Commission, the New York Stock Exchange (the “NYSE”), the Hong Kong Stock Exchange, the Securities and Futures Commission of Hong Kong, the Taiwan Stock Exchange, and comparable China, Taiwan R.O.C., and other securities authorities, where applicable, provided that each Party shall diligently seek confidential treatment for such portions of the terms of this Settlement Agreement as reasonably requested by the other Party;

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4.	By SMIC to Related Companies or their respective bona fide suppliers or customers pursuant to valid and enforceable non-disclosure agreements with respect to Sections 6, and 9.B of this Settlement as is reasonably necessary to solely assure such parties of the scope of the covenants and agreements set forth in such sections as may be pertinent to them; or

5.	To either Party’s accountants, auditors, legal counsel, insurers, or bankers, but only subject to an obligation of confidentiality and/or privilege (as applicable);

provided, however, that prior to any such disclosure pursuant to Sections 10.A.2 or 10.A.3, the Party seeking to make such disclosure shall notify the other Party in advance and consult with the other Party and otherwise take all reasonable actions to minimize the nature and extent of such disclosure, and in the case of Section 10.A.3, the Parties will, to the extent permissible, agree on a form of summary of terms of the Settlement Agreement and related exhibits for filing with the Hong Kong Stock Exchange, Taiwan Stock Exchange, and NYSE, in lieu of filing the Settlement Agreement and related exhibits with such authorities.

11. No Attribution. SMIC covenants and agrees that it will not make any statements that will suggest or imply to any third party (including but not limited to customers) that SMIC’s manufacturing processes, including, without limitation, process flows, process recipes or design rules, use or are derived from TSMC processes or technology, or are “based on TSMC’s processes,” are “TSMC compatible,” are “TSMC-like,” are “T-like,” or otherwise suggest a use of or a derivation from TSMC, compatibility with TSMC’s processes or technology, or endorsement by TSMC. However, SMIC may state that its operations are “foundry compatible” according to generally accepted industry standards.

12. Reservation of Rights; Other Obligations.

A.	All rights not expressly granted by the Parties hereunder shall be expressly reserved. Without limiting the generality of the foregoing, the Parties expressly acknowledge and agree that this Settlement Agreement does not grant to any Party any express or implied licenses or, except as expressly set forth in Section 6, any express or implied covenants not to sue, and nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses or, except as noted, any covenants not to sue.

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B.	Neither Party shall have any obligation to provide any technology (including, without limitation, any information or Documents), or any training or support, to the other Party in connection with any rights granted hereunder.

13. Representations and Warranties. Each Party represents and warrants to the other Party that:

A.	Such Party is a duly organized corporation and has the corporate power and authority to execute and deliver this Settlement Agreement and to perform its obligations hereunder;

B.	The execution, delivery and performance of this Settlement Agreement by such Party have been duly and validly authorized by all requisite corporation action. SMIC has delivered to TSMC a certificate, signed by the Board Secretary of SMIC, certifying the resolutions unanimously approved by the board of directors of SMIC authorizing the execution of this Settlement Agreement;

C.	This Settlement Agreement has been duly executed and delivered by a duly authorized officer of such Party and constitutes the valid and binding agreement of such Party enforceable in accordance with its terms;

D.	Such Party has received all consents, approvals and permits necessary for such Party to enter into this Settlement Agreement and perform its obligations hereunder, subject to those approvals specifically contemplated under the Share Issuance Agreement; and

E.	Neither the execution, delivery nor performance of this Settlement Agreement by such Party will violate (i) the organizational documents of such Party, (ii) any material agreement under which such Party is bound or (iii) any law, ordinance, rule, regulation or any judgment, writ, injunction or order of any court, governmental, administrative or regulatory authority to which such Party or its assets is subject.

14. Disclaimer. Except as expressly set forth herein, each Party hereby disclaims all other warranties, express or implied, including without limitation, the warranties of merchantability, non-infringement and fitness for a particular purpose.

15. Choice of Law. This Settlement Agreement, its validity, interpretation, enforcement, performance and breach shall exclusively be governed by and construed in accordance with the laws of the State of California, U.S.A., without regard to principles of conflicts of law, as if this Settlement Agreement were wholly executed and wholly performed in the State of California, U.S.A., and the substantive laws of the State of California, U.S.A. shall apply to any dispute arising out of, relating to or in connection with this Settlement Agreement.

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16. Dispute Resolution.

A.	Mediation. Any actual or alleged breach of the provisions of Section 8 (other than Section 8.B.4) shall be exclusively addressed through mediation in accordance with and subject to the provisions of this Section 16.A. Any actual or alleged breach of the provisions of Section 9 shall first be submitted to mediation in accordance with and subject to the provisions of this Section 16.A; in the event the Parties are unable to resolve such disputed matter through mediation, either Party may submit such matter to arbitration in accordance with and subject to the provisions of Section 16.B.

	1.	The Party seeking the resolution of the matter in dispute (the “Claimant”) shall provide written notice (the “Dispute Notice”) to the other Party (the “Respondent”) identifying the matter in dispute (the “Disputed Matter”) and providing a statement in reasonable detail as to the basis for such dispute.

	2.	Within sixty (60) days of the date of receipt of the Dispute Notice by the Respondent, representatives of the Parties shall meet at a mutually agreed venue (the “First Meeting”). If the Parties cannot agree on the venue for the First Meeting, the venue shall be Hong Kong. At the First Meeting, the Parties shall attempt in good faith to resolve the Disputed Matter set forth in the Dispute Notice.

	3.	In the event that the Parties are unable to resolve the Disputed Matter at the First Meeting, representatives of the Parties shall continue to meet at a mutually agreed venue on a regular basis in accordance with this Section 16.A (each, an “Additional Meeting”). Unless the Parties otherwise agree, in writing, the Additional Meetings shall be no more frequent than once every two (2) months and no less frequent than once every four (4) months and shall continue for up to one year from the date of the Dispute Notice. If the Parties cannot agree on the venue for any Additional Meeting(s), the venue shall be Hong Kong. At each Additional Meeting, the Parties shall continue to attempt in good faith to resolve the Disputed Matter set forth in the Dispute Notice.

	4.	In the event that the Parties are unable to resolve the Disputed Matter after the first two (2) Additional Meetings, upon written notice by one Party to the other Party, an independent, third party mediator that is mutually acceptable to the Parties (the “Dispute Mediator”) shall attend the next Additional Meetings at the shared expense of the Parties. The Parties agree that those mediators identified on Exhibit C are mutually acceptable to the Parties. The Dispute Mediator shall help the Parties to resolve the Disputed Matter.

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B.	Arbitration.

	1.	Except for the payment obligations set forth in the Stipulated Judgment and Section 4 herein, and except as specifically stated otherwise in this Settlement Agreement (including Section 16.A), all disputes, controversies or claims arising out of, relating to or in connection with this Settlement Agreement, including any ancillary claims of any Party arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Settlement Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”). The place of the arbitration shall be Singapore and the language of the arbitration shall be English. The arbitral tribunal (the “Tribunal”) will be composed of three arbitrators. Each Party to the arbitration shall be entitled to appoint one arbitrator. The third arbitrator shall be chosen by the two arbitrators appointed by or on behalf of the Parties and shall act as the Chairman of the Tribunal. If the two arbitrators appointed by the Parties cannot agree on the selection of the third arbitrator within thirty (30) days of the date of confirmation by the ICC of the later of the two Party-appointed arbitrators to be confirmed, the third arbitrator shall be appointed by the ICC. The award of the Tribunal shall be final and binding upon the Parties hereto. Any challenge to the award of the Tribunal shall be brought in Singapore.

	2.	Within thirty (30) days after being constituted, the Tribunal shall convene a meeting (the “Arbitration Meeting”) with the Parties or their counsel to (1) fix the time table for submissions and discovery agreed to by the Parties; (2) set the time and place for hearings; (3) determine any procedures to be followed in the arbitration that have not already been provided for in this Settlement Agreement; and (4) discuss any other preliminary issues the Tribunal or the Parties wish to raise.

	3.	The Parties shall be entitled to discovery. Discovery shall consist of one or more exchange(s) of documents between the Parties and/or the taking of sworn, oral testimony, transcribed verbatim, by a court reporter prior to the final hearing (i.e., depositions). Each Party will be limited to ten (10) depositions of fact witnesses and any expert witnesses designated to testify at the hearing. No deposition shall exceed seven (7) hours. The rules governing the examination of witnesses at depositions shall be the International Bar Association Rules of Evidence. The Parties and the Tribunal shall be given written notice, at least twenty (20) days in advance, of the time and place of any deposition. In any exchange of documents, each Party shall produce all documents in its possession that are relevant to the factual issues in the case, including all documents that it intends to rely upon in the arbitration, within thirty (30) days of the receipt of a written request for such documents. Unless otherwise agreed in writing by the Parties or directed by the Tribunal, the Parties shall have one hundred eighty (180) days from the Arbitration Meeting to complete all discovery in the arbitration (the “Discovery Completion Date”). The Tribunal may, in its discretion, upon the request of a Party, extend the time for completion of discovery to remedy any abuse of discovery by a Party, including, for example, any failure to respond, or any untimely responses, to discovery requests. All discovery disputes not resolved by the Parties shall be resolved expeditiously by the Tribunal.

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4.	The Tribunal shall conduct a final hearing in the arbitration beginning thirty (30) days following the Discovery Completion Date. Each Party will be allowed twenty (20) hours to present its case at the final hearing. The final hearing may include opening and closing statements by each of the Parties, direct, redirect and cross-examination of fact and expert witnesses, and direct, cross-examination and re-direct examination of rebuttal witnesses. Unless the Parties otherwise agree in writing to extend this period, the Tribunal will render its award within forty-five (45) days of the final hearing.

5.	Notwithstanding the foregoing, the Parties acknowledge and agree that any dispute arising under the Share Issuance Agreement shall be governed by the terms of that agreement, including the arbitration provisions set forth in Section 7(a) thereof.

17. Ancillary Proceedings. Any Party may bring a suit, action or special proceeding for the purpose of compelling a party to arbitrate, seeking temporary or preliminary injunctive relief in aid of and pending arbitration hereunder, and/or enforcing an arbitration award. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF COURTS LOCATED IN TAIWAN, R.O.C., THE PEOPLE’S REPUBLIC OF CHINA, THE SPECIAL ADMINISTRATIVE REGION OF HONG KONG, SINGAPORE, AND THE STATE OF CALIFORNIA, U.S.A. FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 17. The Parties acknowledge that the forum(s) designated by this Section 17 have a reasonable relation to this Settlement Agreement, and to the Parties’ relationship with one another. The Parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 17 and such Parties agree not to plead or claim the same.

18. Stipulated Recovery. Notwithstanding anything contained herein to the contrary, the Parties agree that in the event of any material breach of this Settlement Agreement (excluding Section 8), the promissory notes issued hereunder, the Share Issuance Agreement, or the Stipulated Judgment that is not cured within thirty (30) days of SMIC’s receipt of written notice of such breach, SMIC shall promptly pay to TSMC, in addition to any damages arising from such breach, (i) money damages in the amount of forty-four million U.S. dollars (US$44,000,000.00) in reimbursement of fees and expenses incurred by TSMC in connection with the Pending Actions and (ii) royalty payments equal to five percent (5%) of SMIC’s gross revenues derived from foundry services in respect of SMIC’s 90nm and larger manufacturing processes during the period commencing on the date of such breach and ending on the date that is twenty (20) years from the date hereof. The Parties acknowledge and agree that such awards constitute liquidated damages and not a penalty.

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19. Miscellaneous.

A.	Assignment. Neither Party shall assign or otherwise transfer this Settlement Agreement or any benefits or rights hereunder, in whole or in part, without the express prior written consent of the other Party in its sole discretion. A Change of Control of SMIC occurring at any time prior to the date that is ten (10) years from the date hereof shall be deemed an assignment of this Settlement Agreement by SMIC for purposes of the preceding sentence. Any attempted assignment or transfer in contravention of the foregoing shall be null and void ab initio.

B.	Binding Effect; No Intended Third Party Beneficiaries. This Settlement Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their permitted successors and permitted assigns. This Settlement Agreement is not intended to, and shall not, create any rights against any Party in favor of any person or entity other than a Party, except as otherwise expressly provided for herein.

C.	Costs. Each Party shall pay its own costs and expenses in connection with the preparation, negotiation, and execution of this Settlement Agreement. In the event of any dispute under this Settlement Agreement, the prevailing party in the arbitration or any ancillary proceeding in respect thereof shall be entitled to recover all costs and expenses, including reasonable attorneys fees, incurred in connection therewith.

D.	No Waiver. The failure of a Party to insist upon strict adherence to any term of this Settlement Agreement on any occasion shall not be considered a waiver that deprives that Party of the right thereafter to insist upon strict adherence to that term or any term of this Settlement Agreement. Any waiver must be in writing and specifically state the terms of this Settlement Agreement subject to such waiver.

E.	Construction and Voluntary Execution. Each Party represents, agrees and acknowledges as follows: (i) such Party and its counsel have participated fully in the review and negotiation of this Settlement Agreement, and such Party has been advised of and has discussed all aspects of this Settlement Agreement thoroughly with such counsel of such Party’s own choosing; (ii) such Party has had a reasonable amount of time in which to review and consider this Settlement Agreement and has read and understands all of the provisions herein; and (iii) such Party is competent to enter into this Settlement Agreement. All Parties have participated equally in the formation of this Settlement Agreement. The language of this Settlement Agreement shall not be presumptively construed against any Party, nor shall prior drafts exchanged in the course of negotiations or other parol evidence be considered in the interpretation of the Settlement Agreement. This Settlement Agreement is executed voluntarily by each of the Parties hereto without any duress or undue influence on the part of any of them. It is hereby stipulated and agreed that the Parties have, and shall be deemed to have, waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by any state, federal, or common law, or other legal doctrine that is similar, comparable, equivalent, or identical to, or which has the effect of, Section 1654 of the California Civil Code, which provides: “In cases of uncertainty not removed by the preceding rules, the language of a contract should be interpreted most strongly against the party who caused the uncertainty to exist.”

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F.	Compromise. This Settlement Agreement is a compromise of many complex issues and disputes between the Parties. The Parties may not, and each agrees that it will not, use this Settlement Agreement in any way as a measure of damages, or evidence therefor, of any claim between TSMC and SMIC or any valuation of rights granted hereunder.

G.	Entire Agreement. This Settlement Agreement (including, without limitation, all Exhibits hereto) represents the only agreements of the Parties with respect to the Pending Actions.

H.	Headings. The headings and captions are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Settlement Agreement.

I.	Non-Agency. Nothing in this Settlement Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other. There is no fiduciary duty or special relationship of any kind between the Parties to this Settlement Agreement. Each Party expressly disclaims any reliance on any act, word, or deed of the other Party in entering into this Settlement Agreement.

J.	Severability. If any provision or portion of a provision of this Settlement Agreement is held by a court of competent jurisdiction or arbitrator to be invalid under any applicable statute or rule of law, such court or arbitrator is authorized to modify such provision to the minimum extent necessary to make it valid, and the remaining provisions or portions of provisions of this Settlement Agreement shall in no way be affected or impaired thereby.

K.	Equitable Remedies. Each Party hereby acknowledges and agrees that the other Party will suffer irreparable harm in the event of any material breach or threatened material breach of the provisions of this Settlement Agreement and therefore shall be entitled to injunctive and other equitable relief (including, without limitation, the issuance of a temporary restraining order and/or injunction) as an appropriate remedy for such material breach or threatened material breach of the provisions of this Settlement Agreement (other than the breach or threatened breach of Section 8, as to which mediation is the exclusive remedy).

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L.	Remedies Cumulative. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

M.	Notices. Any notice or other communication hereunder shall be sufficiently given to (1) SMIC when sent by overnight or certified mail addressed to “Chief Legal Officer, Semiconductor Manufacturing International Corporation, No. 18 Zhang Jiang Road, Pudong New Area, Shanghai 201203, People’s Republic of China”; and (2) TSMC when sent by overnight or certified mail addressed to “General Counsel, Taiwan Semiconductor Manufacturing Co., Ltd., No.8 Li-Hsin Road 6, Hsin-Chu Science Park, Hsin-Chu, Taiwan, Republic of China.” Changes to such addresses may be specified by written notice provided to the other Party.

N.	Term. The term of this Settlement Agreement shall commence as of the Effective Date and be non-terminable and irrevocable thereafter and all rights and benefits granted by one Party to the other hereunder may not be terminated or revoked.

     IN WITNESS WHEREOF, the Parties have executed and delivered this Settlement Agreement as of the date first set forth above.

TAIWAN SEMICONDUCTOR	SEMICONDUCTOR MANUFACTURING
MANUFACTURING COMPANY, LTD.	INTERNATIONAL CORPORATION

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Exhibit A-1

Definitions (Section 1)

A.	“2005 Patent License Agreement” means the Patent License Agreement, effective January 31, 2005, by and between Taiwan Semiconductor Manufacturing Company, Ltd. and all of its Subsidiaries (as defined in the 2005 Patent License Agreement) and Semiconductor Manufacturing International Corporation and all of its Subsidiaries (as defined in the 2005 Patent License Agreement).

B.	“2005 Settlement Agreement” means the Settlement Agreement, effective January 31, 2005, by and between Taiwan Semiconductor Manufacturing Company, Ltd. and all of its Related Companies (as defined in the 2005 Settlement Agreement) and Semiconductor Manufacturing International Corporation and all of its Related Companies (as defined in the 2005 Settlement Agreement).

C.	“Additional Meeting” has the meaning set forth in Section 16.A.

D.	“Arbitration Meeting” has the meaning set forth in Section 16.B.

E.	“Change of Control” means the occurrence of any of the following events:

(a) any Competitor becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the Competitor will be deemed to have “beneficial ownership” of all shares that the Competitor has the direct or indirect right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the common shares and/or other shares having the ordinary power to vote in the election of directors (“Voting Shares”) of Semiconductor Manufacturing International Corporation or its successor, whether such ownership is acquired through merger, consolidation, amalgamation, tender or exchange offer, open market purchases, privately negotiated purchases, or otherwise;

(b) any Competitor directly or indirectly acquires (in one or more transactions) all or substantially all of the assets of Semiconductor Manufacturing International Corporation (or any successor thereof) and its Subsidiaries taken as whole; or

(c) the merger, consolidation, or amalgamation of any Competitor with or into Semiconductor Manufacturing International Corporation (or any successor thereof) or any of its Subsidiaries as a result of which the holders of the Voting Stock of Semiconductor Manufacturing International Corporation (or any successor thereof) immediately prior to such transaction own, directly or indirectly, less than a majority of the Voting Stock of Semiconductor Manufacturing International Corporation (or such successor) or the applicable surviving entity or any direct or indirect parent company thereof immediately after such transaction.

F.	“Claimant” has the meaning set forth in Section 16.A.

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G.	“Competitor” shall mean any entity that provides or that has the capability to provide (as in the case of an integrated device manufacturer), directly or indirectly through any Subsidiary, semiconductor wafer fabrication foundry services to third parties, other than an entity that is organized or headquartered, or whose semiconductor wafer fabrication operations are predominantly located, in the People’s Republic of China.

H.	“Discovery Completion Date” has the meaning set forth in Section 16.B.

I.	“Dispute Mediator” has the meaning set forth in Section 16.A.

J.	“Dispute Notice” has the meaning set forth in Section 16.A.

K.	“Disputed Matter” has the meaning set forth in Section 16.A.

L.	“Documents” means any documents, materials, information, whether in tangible or intangible form (including, without limitation, in print or in electronic form) and any and all notes, summaries, extrapolation or compilation thereof regardless of form that may contain or be based on any such documents.

M.	“Effective Date” has the meaning set forth in the Introduction.

N.	“Escrowed Documents” has the meaning set forth in Section 8.B.

O.	“First Meeting” has the meaning set forth in Section 16.A.

P.	“ICC” has the meaning set forth in Section 16.B.

Q.	“Managed Fabricators” means the wafer fabrication facilities currently managed by SMIC in Chengdu and Wuhan, China and any future managed wafer fabrication facility that is subject to the direct management and control of SMIC, but in each case, only for so long as under the direct management and control of SMIC.

R.	“Party” and “Parties” have the meanings set forth in the Introduction.

S.	“Patents” means all U.S. or foreign issued letters patent and statutory invention registrations, including all issued reissues, divisions, continuations, continuations in part, renewals, extensions and reexaminations thereof.

T.	“Pending Actions” means (1) the California state court action pending in the Superior Court of California for the County of Alameda, TSMC North America v. Semiconductor Mfg Int’l Corp., Case No. RG 06-28611 (the “California State Court Action”); and (2) the Chinese court action in the Beijing High People’s Court of the People’s Republic of China, (2006) Gao Min Chu Zi No. 1575, currently on appeal to the PRC Supreme Court, 2009 Min San Chung Tse No.8 (the “Beijing Action”). The Pending Actions shall not include (i) the pending United States trademark action referenced as Taiwan Semiconductor Mfg. Co., Ltd., Opposer, v. Semiconductor Mfg. Int’l (Shanghai) Corp., Applicant, Opposition No. 91171146 (Parent) and 91171147 (Consolidated as of Feb. 4, 2008), Application Serial Nos. 78//377,294 and 78/377,300, United States Patent and Trademark Office, Trademark Trial and Appeal Board (filed Mar. 2, 2004); (ii) the pending Hong Kong trademark action referenced as In the Matter of Opposition by Taiwan Semiconductor Mfg. Co., Ltd. to Trade Mark Application No. 300167643 in Classes 9 and 40 by Semiconductor Manufacturing International (Shanghai) Corporation (application filed March 1, 2004, opposition filed December 21, 2004); or (iii) the pending action against Katy Liu currently in the Hsinchu District Court, R.O.C. case number .

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U.	“Related Companies” means, (1) with respect to TSMC, its existing Subsidiaries, and future subsidiaries under the Control of TSMC, including TSMC North America, Inc. and Wafertech, Inc.; and (2) with respect to SMIC, its existing Subsidiaries (including Semiconductor Manufacturing International (Shanghai) Corporation, Semiconductor Manufacturing International (Beijing) Corporation and SMIC Americas), SMIC Tianjin, and SMIC Shenzhen, and its Managed Fabricators, and future subsidiaries under the Control of SMIC.

V.	“Settlement Agreement” has the meaning set forth in the Introduction.

W.	“Settlement Payment” has the meaning set forth in Section 2.A.

X.	“Share Issuance Agreement” has the meaning set forth in Section 3.

Y.	“SMIC” has the meaning set forth in the Introduction.

Z.	“Subsidiaries” of a Party or of a third party, shall mean a corporation, company or other entity: (a) more than fifty percent (50%) of whose outstanding shares or securities (such shares or securities representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party or third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association or other entity, but more than fifty percent (50%) of whose ownership interest representing the right to (i) make the decisions for such corporation, company or other entity, or (ii) vote for, designate, or otherwise select members of the highest governing decision making body, managing body or authority for such partnership, joint venture, unincorporated association or other entity, is, now or hereafter, owned or controlled, directly or indirectly, by a Party or third party, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

AA.	“Tribunal” has the meaning set forth in Section 16.B.

BB.	“TSMC” has the meaning set forth in the Introduction.

CC.	“TSMC Documents” shall mean any Document that contains alleged TSMC confidential information, trade secrets or confidential technology.

DD.	“Voting Shares” has the meaning set forth in the definition of Change of Control.

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Exhibit B

Share Issuance Agreement (Section 3)

[Please see attached.]

B-1

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SHARE AND WARRANT ISSUANCE AGREEMENT

     This SHARE AND WARRANT ISSUANCE AGREEMENT (the “Agreement”) is made and entered into as of November 9, 2009 by and between Taiwan Semiconductor Manufacturing Company, Ltd., a Taiwanese corporation, having a place of business located at No. 8 Li-Hsin Road 6, Hsin-Chu Science Park, Hsin-Chu, Taiwan, Republic of China (the “Acquiror”), and Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands, having a place of business located at No. 18 Zhang Jiang Road, Pudong New Area, Shanghai 201203, People’s Republic of China (the “Company”).

W I T N E S S E T H

     WHEREAS, the Acquiror and the Company are entering into that certain Settlement Agreement, dated as of even date herewith (the “2009 Settlement Agreement”), whereby the Company and the Acquiror are settling and resolving various litigation and disputes, as specified therein; and

     WHEREAS, contemporaneously with the execution and delivery of, and as contemplated by, the 2009 Settlement Agreement, the Company and the Acquiror are entering into this Agreement pursuant to which the Company will issue and convey to the Acquiror, and the Acquiror will acquire, upon the terms and conditions stated in this Agreement (i) an aggregate of 1,789,493,218 (as the same shall be appropriately adjusted in the case of any share split, share consolidation, share dividend, recapitalization or similar action effected in respect of the Common Shares prior to the Closing Date or, if applicable, the consummation of the Share Placing or the Share Offering (each as defined in Section 6 below)) Common Shares (the “New Common Shares”) and (ii) a warrant exercisable for an aggregate of 695,914,030 (as the same shall be appropriately adjusted in the case of any share split, share consolidation, share dividend, recapitalization or similar action effected in respect of the Common Shares prior to the Closing Date or, if applicable, the consummation of the Warrant Placing or the Warrant Offering (as defined in Section 6 below)) Common Shares (the “Warrant”). Unless the context otherwise requires, “Common Shares” shall refer to the Company’s common shares, par value US$0.0004 per share; “Warrant Shares” shall refer to the Common Shares deliverable upon the exercise of the Warrant; and “Securities” shall refer to the New Common Shares and the Warrant subscribed for herein, and the Warrant Shares.

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     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and in the 2009 Settlement Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Acquiror hereby agree as follows:

1. Issuance of the New Common Shares and Warrant.

     (a) Issuance of New Common Shares and Warrant. Subject to the satisfaction of the conditions set forth in Sections 5 below, in consideration of the execution and delivery of the 2009 Settlement Agreement by the Acquiror, and the benefits derived by the Company thereunder, the Company shall issue and convey to the Acquiror, or its permitted assignees (as provided in and subject to Section 7(k) below), and the Acquiror, or its permitted assignee (as provided in and subject to Section 7(k) below), shall acquire from the Company, on the Closing Date (as defined in Section 1(b)(i) below) the New Common Shares and the Warrant.

     (b) Closing.

          (i) Date and Time. The date and time of the issuance of the New Common Shares and the Warrant as contemplated hereby (the “Closing”) shall be 10:00 a.m., Hong Kong time, on such date as is specified by the Company and the Acquiror, which date shall be no later than the fifth Business Day after the satisfaction or waiver of the conditions to the Closing set forth in Section 5 below, at the offices of Weil, Gotshal & Manges LLP, 15 Queen’s Road Central, 29/F Gloucester Tower, Central, Hong Kong or at such other time, date and location as is mutually agreed in writing by the Company and the Acquiror (with the date and time of the Closing referred to herein as the “Closing Date”).

          (ii) Company Deliveries. On the Closing Date, the Company shall deliver to the Acquiror:

          (1) (A) certificates in respect of the New Common Shares, duly executed on behalf of the Company and registered in the name of the Acquiror, (B) the Warrant Agreement, dated the Closing Date, duly executed on behalf of the Company, in the form attached hereto as Exhibit A (the “Warrant Agreement”) and (C) the Warrant, duly executed on behalf of the Company, in the form attached to the Warrant Agreement as Annex A thereof;

          (2) a certified extract of the register of members of the Common Shares of the Company, reflecting Acquiror’s ownership of the New Common Shares;

          (3) copies of the resolutions of the board of directors of the Company (the “Board”) approving the entering into and execution of this Agreement, the issuance of the New Common Shares, the Warrant and all transactions contemplated herein;

          (4) a certificate, executed on behalf of the Company by the Secretary of the Company and dated as of the Closing Date, as to the resolutions delivered pursuant to Section 1(b)(ii)(3) above;

          (5) an opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Company, in the form previously agreed by counsel to the Company and counsel to the Acquiror, covering due authorization and valid issuance of New Common Shares, Warrants and Warrant Shares, capitalization, no governmental restrictions and no conflicts with law or constitutional documents;

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          (6) an opinion of Slaughter and May, Hong Kong counsel to the Company, in the form previously agreed by counsel to the Company and counsel to the Acquiror, covering various matters, including the enforceability of this Agreement and the Warrant Agreement and the HKSE’s approval of listing of the New Common Shares and the Warrant Shares; and

          (7) an opinion of M & A Law Firm, PRC counsel to the Company, in the form previously agreed by counsel to the Company and counsel to the Acquiror, covering compliance with PRC laws.

          (iii) Acquiror Deliveries. On the Closing Date, the Acquiror shall deliver to the Company the Warrant Agreement, dated the Closing Date, duly executed on behalf of the Acquiror.

2. Acquiror’s Representations and Warranties. The Acquiror hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date as if made at that time, that:

     (a) Regulation S.

          (i) The Acquiror (A) is domiciled and has its principal place of business outside the United States, (B) certifies that it is not a U.S. Person as defined under Rule 902 of Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “1933 Act”), and is not acquiring the Securities for the account or benefit of any U.S. Person, (C) at the time of offering to the Acquiror and communication of the Acquiror’s order to purchase the Securities and at the time of the Acquiror’s execution of this Agreement, the Acquiror was located outside the United States, and (D) at the time of the Closing, the Acquiror, or persons acting on the Acquiror’s behalf in connection therewith, will be located outside the United States.

          (ii) The Acquiror has been advised and acknowledges that: (A) the Securities issued pursuant to this Agreement have not been, and when issued, will not be registered under the 1933 Act or the securities laws of any state of the United States, (B) in issuing and selling the Securities to the Acquiror pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S of the 1933 Act, and (C) it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of 40 days after the Closing Date (the “Distribution Compliance Period”).

          (iii) The Acquiror acknowledges and covenants that until the expiration of the Distribution Compliance Period (A) it and its agents or representatives have not solicited and will not solicit offers to buy, offer for sale or sell any of the Securities or any beneficial interest therein in the United States or to or for the account of a U.S. Person and (B) notwithstanding the foregoing, prior to the expiration of the Distribution Compliance Period, the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either (X) the offer or sale is within the United States or to or for the account of a U.S. Person and pursuant to an effective registration statement, Rule 144 promulgated under the 1933 Act or an exemption from the registration requirements of the 1933 Act or (Y) the offer and sale is outside the United States and to other than a U.S. Person. The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. The Acquiror agrees that after the Distribution Compliance Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only in accordance with this Agreement and pursuant to applicable securities laws.

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          (iv) The Acquiror is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the 1933 Act).

          (v) The Acquiror hereby acknowledges that during the Distribution Compliance Period, no deposit of the Securities issued hereunder will be accepted into the Company’s American Depositary Shares (“ADS”) program, and no Securities may be offered or sold in the United States or to U.S. Persons unless such Securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available. The Acquiror further acknowledges that, for so long as the Securities are held by affiliates of the Company (it being understood that, as used herein, “affiliate” shall have the meaning given to such term under Rule 144(a)(1) under the 1933 Act) or are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, such Securities will not be eligible for deposit under any unrestricted depositary receipt facility.

     (b) No Public Sale or Distribution. The Acquiror is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act or in transactions not subject thereto. The Acquiror does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. The Acquiror is not a broker-dealer registered with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), or an entity engaged in a business that would require it to be so registered as a broker-dealer. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

     (c) Reliance on Exemptions. The Acquiror understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Acquiror’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Acquiror set forth herein in order to determine the availability of such exemptions and the eligibility of the Acquiror to acquire the Securities.

     (d) Information. Without prejudice to the representations and warranties of the Company herein or its obligations hereunder, Acquiror has had the opportunity to inquire of the Company and its senior management regarding information the Acquiror believes is necessary for it to make an informed decision in purchasing the Securities, and the Acquiror has conducted its own investigation with respect to the Securities and the Company. The Acquiror understands that its investment in the Securities involves a high degree of risk and confirms that it is able to afford a complete loss of such investment. The Acquiror has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of prospective investment in the Securities.

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     (e) No Governmental Review. The Acquiror understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

     (f) Transfer on Resale. The Acquiror understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any United States state securities laws, and may not be offered for sale, sold, assigned or transferred within the United States or to or for the account or benefit of a U.S. Person unless (A) subsequently registered thereunder, (B) the Acquiror shall have delivered to the Company an opinion of counsel, in form, scope and substance reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Acquiror provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”) or Regulation S; (ii) any sale of the Securities made in reliance on Rule 144 or Regulation S may be made only in accordance with the terms of Rule 144 or Regulation S, as applicable and further, if Rule 144 or Regulation S are not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     (g) Legends. The Acquiror understands that the certificates or other instruments representing the New Common Shares and the Warrant, until such time as the resale of such Securities has been registered under the 1933 Act, or may be resold pursuant to an exemption therefrom or in a transaction not subject thereto, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER, IF NOT A U.S. PERSON: (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THESE SHARES IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THESE SHARES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (E) OUTSIDE THE UNITED STATES, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULES 904 AND 905 UNDER THE ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THESE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SHARES PURSUANT TO CLAUSES (2)(C), (D) OR (F) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS ‘OFFSHORE TRANSACTION’, ‘UNITED STATES’, AND ‘U.S. PERSON’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.”

The Acquiror understands that the Warrant shall bear the legends as set forth in the Warrant Agreement.

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     (h) Organization; Authorization; Enforcement; Validity. The Acquiror is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant Agreement, and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement to which it is party (collectively, the “Transaction Documents”). The execution and delivery of the Transaction Documents by the Acquiror and the consummation by the Acquiror of the transactions contemplated hereby have been duly authorized by the board of directors of the Acquiror. The Transaction Documents to which the Acquiror is a party constitute, or when duly executed and delivered by the Acquiror, will constitute, the legal, valid and binding obligations of the Acquiror, enforceable against the Acquiror in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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     (i) No Conflicts; Consents. The execution, delivery and performance by the Acquiror of this Agreement and the consummation by the Acquiror of the transactions contemplated hereby will not (i) result in a violation of the organizational or constitutional documents of the Acquiror, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Acquiror is a party, or (iii) assuming the receipt of all necessary consents, authorizations and approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Acquiror, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations hereunder; and no authorization, approval, consent and license from any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) is required for the entering into by Acquiror of this Agreement and the performance by the Acquiror of its obligations under this Agreement, except for (i) such as have already been obtained and are in full force and effect, (ii) those approvals and authorizations specifically identified in Section 5 hereof, and (iii) any antitrust approvals, filings or notifications that may be required in connection with the transactions contemplated hereby.

     (j) Prohibited Transactions. Since the time when the Acquiror and the Company first initiated discussions related to the transactions contemplated hereby, neither the Acquiror nor any affiliate of the Acquiror nor any Person acting on behalf of or pursuant to any understanding with the Acquiror (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Shares, granted any other right (including without limitation, any put or call option) with respect to the Common Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Common Shares or otherwise sought to hedge its position in the Common Shares (each, a “Prohibited Transaction”), and neither the Acquiror nor its Trading Affiliates will enter into a Prohibited Transaction after the date hereof until the transactions contemplated hereby are publicly announced.

     (k) Independence of the Acquiror from Company. The Acquiror is independent of and is not connected or acting in concert with the Company or the directors, chief executive, or other connected persons (as such terms are defined under the Hong Kong Listing Rules) of the Company.

     (l) Acknowledgement. The Acquiror acknowledges and agrees that the foregoing representations, warranties, covenants and acknowledgments are made by it with the intention that they may be relied upon by the Company.

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3. Representations and Warranties of the Company. The Company represents and warrants to the Acquiror, as of the date hereof, that, except as set forth in its Public Documents (as defined in Section 3(h) below) (excluding disclosures of non-specific risks faced by the Company or its subsidiaries included in any forward-looking statement, disclaimer, risk factor disclosure or other similarly non-specific statements that are similarly predictive or forward-looking in nature; provided, however, that (i) any historical facts related to the Company or its subsidiaries and (ii) any specific exposure or effect faced by the Company or its subsidiaries emanating from specifically disclosed facts contained within any such disclosure shall be deemed disclosed for purposes of the representations and warranties set forth in this Article 3) that:

     (a) Organization and Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that for purposes of clause (i) above, in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute, nor shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any effect resulting from compliance with the terms and conditions of, or from the announcement of the transactions contemplated by this Agreement, (B) any effect that results from changes affecting any of the industries in which the Company operates generally or the economy generally, (C) any effect that results from changes affecting general worldwide economic or capital market conditions, provided that any such changes in (B) and (C) do not substantially disproportionately affect the Company in any material respect, or (D) any change in the Company’s share price or trading volume, in and of itself, primarily resulting from any of the effects or changes described in the foregoing clauses (A), (B) or (C). Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the 1933 Act (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization except to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect.

     (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The issuance of the Securities is within the scope of the general mandate granted to the Board by the Company’s shareholders at the Company’s annual general meeting held on June 23, 2009, to allot, issue, grant, distribute and otherwise deal with additional securities in the Company, not exceeding twenty percent of the issued share capital of the Company at the date of such resolution. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, has been duly authorized by the Board. The Transaction Documents to which the Company is a party constitute, or when duly executed and delivered by the Company, will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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     (c) Equity Capitalization. As at October 31, 2009, the authorized share capital of the Company consisted of (A) 50,000,000,000 Common Shares, of which as of such date 22,368,665,231 shares were issued and outstanding and (B) 5,000,000,000 Preferred Shares, of which none are issued. As of October 31, 2009, 3,020,347,823 shares were reserved for issuance pursuant to the Company’s employee incentive plan and other options and warrants outstanding. There are no other agreements or commitments outstanding which call for the allotment or issue, or accords to any person the right to call for the allotment or issue, of any shares (including shares issued pursuant to securities exercisable or exchangeable for, or convertible into, or agreements relating to the issuance of Common Shares), other than the preemptive rights provisions of the Datang Agreement. With the possible exception of issuances in connection with exercises of the outstanding options and warrants referenced above and employee or consultant equity awards, there have been no further issuances of shares by the Company subsequent to October 31, 2009 and through the date hereof. All of the issued and outstanding share capital of the Company is duly authorized, validly issued and fully paid.

     (d) Issuance of Securities.

          (i) The New Common Shares are duly authorized and, when issued in accordance with the terms hereof, will be validly issued and fully paid, free of all preemptive or similar rights, taxes, liens and charges (whether arising under Cayman Islands law, the Memorandum and the Articles of Association of the Company (the “Articles”), any agreement or instrument to which the Company is a party or is subject, or otherwise), and restrictions on transfer other than as expressly contemplated by the Transaction Documents and under applicable securities laws, with the holders being entitled to all rights accorded to a holder of the Common Shares.

          (ii) The Warrant Shares are duly authorized and, when issued in accordance with the terms of the Warrant Agreement, shall be validly issued and fully paid, free of all preemptive or similar rights, taxes, liens and charges (whether arising under Cayman Islands Law, the Articles, any agreement or instrument to which the Company is a party or is subject, or otherwise), and restrictions on transfer other than as expressly contemplated by the Transaction Documents and under applicable securities laws, with the holders being entitled to all rights accorded to a holder of the Common Shares. The Company has sufficient authorized capital to issue the Warrant Shares.

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          (iii) Prior to the execution and delivery of the 2009 Settlement Agreement, Datang Telecom Technology & Industry Holdings Limited (“Datang”) executed and delivered to the Company an irrevocable waiver of the application of the pre-emptive rights granted under Section 4(m) of that certain Share Purchase Agreement dated as of November 6, 2008, between Datang and the Company (the “Datang Agreement”) to the issuance of the Securities hereunder, which waiver is in full force and effect as of the date hereof.

          (iv) Assuming the accuracy of each of the representations and warranties of the Acquiror set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

     (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Articles, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Significant Subsidiary is a party, or (iii) assuming the receipt of all necessary consents, authorizations and approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including the Hong Kong Code on Takeovers and Mergers, foreign, U.S. federal and state securities laws and regulations and the rules and regulations of The Stock Exchange of Hong Kong Limited (the “HKSE”) or of the New York Stock Exchange (the “NYSE”) applicable to the Company), except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not reasonably be expected to result in a Material Adverse Effect.

     (f) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, (i) any court, Governmental Entity or any regulatory or self-regulatory agency or (ii) any third party pursuant to any agreement, indenture or instrument to which the Company or any Significant Subsidiary is a party in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, except for (i) such as have already been obtained and are full force and effect, (ii) those approvals and authorizations specifically referenced in Section 5 hereof, (iii) any required filings or notifications regarding the issuance or listing of additional securities with the HKSE or the NYSE and (iv) any antitrust approvals, filings or notifications that may be required in connection with the transactions contemplated hereby. The Company is not in violation of the listing requirements of the HKSE or the NYSE and has no knowledge of any facts that would reasonably lead to delisting or suspension of its Common Shares from the HKSE or of its American depository receipts from the NYSE in the foreseeable future. As used herein, “knowledge” shall mean actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company after due inquiry.

     (g) No Integrated Offering. Assuming the accuracy of the Acquiror’s representations and warranties set forth in Section 2 hereof, none of the Company, any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause the offering of Securities hereunder to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the HKSE and the NYSE. None of the Company, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

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     (h) Public Documents. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act or with the HKSE and has timely issued all announcements and circulars required to be issued by it by the HKSE or the NYSE (all of the foregoing filed or announced prior to the date of this Agreement and all exhibits included therein and financial statements, notes and schedules thereto and documents and incorporated by reference therein being hereinafter referred to as the “Public Documents”). As of their respective filing or issuance dates, the Public Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder and the rules and regulations of the HKSE and the NYSE, as applicable to the respective Public Documents, and, other than as corrected or clarified in a subsequent Public Document, none of the Public Documents, at the time they were filed or issued, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (i) Financial Statements. The consolidated financial statements (including any related notes thereto) included or incorporated by reference in the Public Documents fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein, other than as corrected or clarified in a subsequent Public Document. Such financial statements were prepared in material conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a materially consistent basis (except as may be noted therein). The Company and its subsidiaries do not have any liabilities or obligations required under GAAP to be set forth on a consolidated balance sheet (accrued, absolute, contingent or otherwise), other than (i) liabilities or obligations reflected on, reserved against, or disclosed in the Company’s balance sheet as of June 30, 2009, (ii) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) liabilities incurred since June 30, 2009 in the ordinary course of business consistent with past practices and any liabilities incurred pursuant to this Agreement.

     (j) Acknowledgement. The Company acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Acquiror and that the representations of the Acquiror set forth in Section 2(d) hereof (Information) shall in no way limit such reliance or the benefits thereof.

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4. Covenants.

     (a) Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts to satisfy each of the conditions to Closing set forth in Section 5 below as soon as practicable.

     (b) Regulatory Filings. Without limiting the generality of Section 4(a) above, the Company and the Acquiror shall use their respective commercially reasonable efforts to obtain all governmental approvals required to complete the transactions contemplated by this Agreement and, as promptly as practicable after the date hereof, the Company and the Acquiror shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. The Company and the Acquiror will notify one another promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any requests by any officials of any Governmental Entity for amendments or supplements to, or additional information in connection with, any filings made pursuant hereto. In addition, the Company and the Acquiror shall each use their commercially reasonable efforts to furnish such information, supply such documents, give such undertakings and do all such acts and things as may reasonably be required by any Governmental Entity in relation to or arising out of the transactions contemplated hereby.

     (c) Listing. The Company shall use its commercially reasonable efforts to promptly secure the listing of, and permission to deal in, the New Common Shares and the Warrant Shares on the HKSE as promptly as practicable after the date hereof and shall use commercially reasonable efforts to maintain such listing of and permission to deal in such Common Shares, so long as any Common Shares shall be so listed. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

     (d) Fees. Each party shall bear its own expenses in connection with the transactions contemplated hereby.

     (e) Standstill. At any time following the date of this Agreement:

          (i) Except with the prior approval of the Board, for so long as the Acquiror holds any of the Securities, the Acquiror shall not, and shall cause its controlled affiliates not to, directly or indirectly, acquire or agree to acquire any Voting Securities, except:

          (1) Voting Securities acquired by way of share splits, share dividends or other distributions or offerings made available to holders of Voting Securities generally;

          (2) the Securities purchased by Acquiror pursuant to this Agreement;

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          (3) the Warrant Shares issuable upon exercise of the Warrant; and

          (4) Voting Securities acquired in compliance with Section 4(g) hereof.

“Voting Securities” shall mean the Common Shares of the Company, and any other security carrying voting rights in the Company and any outstanding convertible securities, options, warrants or other rights which are convertible into or exchangeable or exercisable for, or carrying rights of subscription for, securities carrying voting rights in the Company.

          (ii) Except with the prior approval of the Board or as specifically permitted by Section 4(e)(i) above, for so long as the Acquiror holds any of the Securities, the Acquiror shall not, and shall cause its controlled affiliates not to:

          (1) make, effect, initiate, cause or in any way participate directly or indirectly in (i) any acquisition of beneficial ownership of any Voting Securities of the Company or any Voting Securities of any subsidiary or other affiliate of the Company, (ii) any acquisition of any assets of the Company or any assets of any subsidiary or other affiliate of the Company, or (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary or other affiliate of the Company, or involving any securities or assets of the Company or any securities or assets of any subsidiary or other affiliate of the Company;

          (2) make, effect, initiate, cause or in any way participate directly or indirectly in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any Voting Securities of the Company or any subsidiary thereof, or seek to advise or influence any Person with respect to the voting of any Voting Securities of the Company or any subsidiary thereof;

          (3) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions) any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any subsidiary thereof or any of their securities or assets;

          (4) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, any “group”, as such term is interpreted under Rule 13d-5(b)(1) under the 1934 Act in connection with any of the foregoing;

          (5) take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause “(1)”, clause “(2)” or clause “(3)” of this sentence;

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          (6) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clause “(1)”, clause “(2)”, clause “(3)”, clause “(4)”, or clause “(5)” of this sentence;

          (7) assist, induce or encourage any other Person to take any action of the type referred to in clause “(1)”, clause “(2)”, clause “(3)”, clause “(4)”, clause “(5)” or clause “(6)” of this sentence;

          (8) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect;

          (9) enter into any discussions, negotiations, arrangement or agreement with any other Person related to any of the foregoing; or

          (10) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 4(e).

          (iii) The restrictions imposed by this Section 4(e) shall terminate on the earlier of such time as (A) a tender offer is made by another Person for not less than 50% of the Voting Securities where such tender offer is not subject to financing conditions and is evidenced by applicable filings with appropriate regulatory agencies and tender offer materials have been disseminated to security holders (provided that if such tender offer is not completed within six months of its commencement, the restrictions imposed by this Section 4(e) shall resume at that time and continue in full force and effect in accordance with their terms), (B) another Person acquires 50% or more of the Voting Securities, or (C) the Company enters into a definitive agreement with a Person other than a subsidiary of the Company providing for: (1) a merger, share exchange, business combination or similar extraordinary transaction as a result of which the Persons possessing, immediately prior to the consummation of such transaction, beneficial ownership of the voting securities of the Company entitled to vote generally in elections of directors of the Company, would cease to possess, immediately after consummation of such transaction, beneficial ownership of voting securities entitling them to exercise at least 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (or, if not the Company, the surviving Person resulting from such transaction); (2) a sale, exchange or lease of all or substantially all of the assets of the Company and its subsidiaries (determined on a consolidated basis); or (3) the acquisition (by purchase, merger or otherwise) by any Person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the 1934 Act and the rules promulgated thereunder) of beneficial ownership of voting securities of the Company entitling that Person to exercise 50% or more of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (provided that if such agreement is terminated, the restrictions imposed by this Section 4(e) shall resume at that time and continue in full force and effect in accordance with their terms).

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     (f) Permitted Methods of Disposition.Until such time following the Closing as the Acquiror no longer beneficially owns (as such term is used under Rule 13d-3 under the 1934 Act) any of the Securities, the Acquiror shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, enter into any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Securities, or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Securities without the prior approval of the Board, except that the Acquiror may sell the New Common Shares and the Warrant Shares:

          (i) through open market transactions through the facilities of the HKSE, provided that the amount sold through such market transactions during any three month period do not exceed (1) 1% of the total outstanding Common Shares or (2) if greater, the average weekly reported volume of trading in the Common Shares on the HKSE during the four calendar weeks preceding the last sale; or

          (ii) through one or more block trades or privately arranged sales, provided that in the reasonable determination of the Acquiror (1) none of the buyers is a competitor of the Company and (2) none of the buyers would beneficially own more than 5% of the outstanding Common Shares following its purchase.

     (g) Pre-emptive Rights. If the Company proposes, following the date hereof, to issue any new Common Shares, any securities convertible or exchangeable into Common Shares, or any warrants or other rights to subscribe for Common Shares (“Relevant Securities”), the Company shall notify Acquiror in writing of such proposal (an “Issue Notice”). The Issue Notice shall specify the number and type of Relevant Securities to be offered by the Company and the material terms of the proposed offer (including the proposed price per Relevant Security to be paid by the proposed third party purchaser(s)).

          (i) Subject to Section 4(g)(vi) below, the Acquiror shall have the right to purchase such number of the Relevant Securities which are the subject of the Issue Notice so as to enable the Acquiror to hold, after the issue of the Relevant Securities, a pro rata portion of the Relevant Securities equal to the percentage of the issued share capital of the Company then beneficially owned by the Acquiror prior to the issuance of the Relevant Securities, provided that the Acquiror maintains an ownership interest equal to at least half of the New Common Shares acquired hereunder (as appropriately adjusted for share splits, share consolidation, share dividends, recapitalizations and the like), in each case upon the same terms and conditions set forth in the Issue Notice, by giving written notice to the Company of the exercise of this right within ten (10) Business Days (as defined below) of the giving of the Issue Notice. If such notice is not given by the Acquiror within such ten (10) Business Days (as defined below), the Acquiror shall be deemed to have elected not to exercise its rights under this Section 4(g) with respect to the issuance described in that specific Issue Notice. The parties acknowledge that any rights of the Acquiror to purchase the Relevant Securities pursuant to this Section 4(g) will lapse if completion thereof does not occur simultaneously with the Acquiror’s completion of the offering of Relevant Securities (or such later date as specified in Section 4(g)(vi) below) or at such other time and place as shall be mutually agreed by the Company and the Acquiror, provided that if the reason for the Acquiror’s failure to complete by the time specified above is solely due to a delay of the Governmental Entity in granting the relevant authorizations, approvals, permits, qualifications or exemptions, the Acquiror shall notify the Company in writing at least seven (7) days prior to the completion of the offering of the Relevant Securities to extend the completion date for Acquiror to a date within three (3) months or such other reasonable period as may be mutually agreed between the parties following the completion of the issue of the Relevant Securities, after such period the right of the Acquiror to purchase the Relevant Securities pursuant to this Section 4(g) shall lapse. A notice given by the Acquiror pursuant to this Section 4(g) shall be irrevocable.

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          (ii) Subject to Section 4(g)(i) above, the completion of the Acquiror’s purchase of Relevant Securities pursuant to this Section 4(g) shall occur simultaneously with the completion of the offering of Relevant Securities. For the avoidance of doubt, the completion by the Company of the offering of the Relevant Securities shall not be affected by the timing of the completion of any issue of the Relevant Securities to the Acquiror. The Acquiror shall execute and deliver to the Company all transaction documents related to Acquiror’s purchase of Relevant Securities as may be reasonably requested by the Company prior to the completion of the Acquiror’s purchase of Relevant Securities. At such completion, the Acquiror shall deliver the aggregate purchase price for the Relevant Securities to be purchased by the Acquiror pursuant to this Section 4(g).

          (iii) Any Common Shares issued to the Acquiror pursuant to this Section 4(g) shall be issued on the same terms and subject to the same conditions as the Relevant Securities are issued to any proposed third party purchaser(s), such terms and conditions being set out in the Issue Notice.

          (iv) The provisions of Section 4(g)(i) to (iii) shall not apply to:

          (1) the grant of any options, or the issue of any Relevant Securities pursuant to the exercise of share options granted (whether prior to or after the date of this Agreement), pursuant to any share purchase or share option plans of the Company in effect from time to time;

          (2) the issue of any Relevant Securities pursuant to any share incentive scheme operated by the Company from time to time;

          (3) the issue of any Common Shares or other securities pursuant to the conversion, exchange or exercise of any securities that were previously offered and/or issued to the Acquiror as Relevant Securities;

          (4) any offer of the Relevant Securities open for a period fixed by the Board to holders of Common Shares on the register of members on a fixed record date in proportion to their then holdings of Common Shares; provided that such offer of Relevant Securities is also made to the Acquiror;

          (5) an issue of Common Shares as fully paid to holders of Common Shares (including without limitation, Common Shares paid up out of distributable profits or reserves and/or share premium account issued in lieu of the whole or any part of any cash dividend and free distributions or bonus issue of Common Shares); provided that such issuance of Common Shares is also made to the Acquiror;

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          (6) an issue of the Relevant Securities pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; provided that such issuance is approved by the Board;

          (7) an issue of the Relevant Securities to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or commercial loan transaction approved by the Board;

          (8) an issue of Relevant Securities in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board; or

          (9) an issue of Relevant Securities to suppliers or third party service providers in connection with the provisions of goods or services pursuant to transactions approved by the Board.

          (v) The rights set forth in this Section 4(g) shall not apply with respect to and shall expire immediately prior to a transaction that would result in a change of control (as such term is defined under the Hong Kong Takeovers Code).

          (vi) The Company and Acquiror acknowledge and agree that the Acquiror’s exercise of the rights in this Section 4(g) shall in all cases be subject to compliance with the rules, regulations, laws and requirements of applicable government and regulatory bodies, including the Hong Kong Listing Rules, the Hong Kong Takeovers Code, the Stock Exchange of Hong Kong Limited and the Securities and Futures Commission of Hong Kong (including, where applicable, any requirements to obtain the approval of the shareholders of the Company) (“Applicable Law”), and shall take such steps reasonably necessary to give effect to the rights contained in this Section 4(g) in compliance with Applicable Law, provided that all costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Company shall be resolved in a manner consistent with any terms agreed to by the Company and the other potential investor(s) with respect to the issuance described in the relevant Issue Notice. In the case of any issuance of Relevant Securities prior to the consummation of the Closing, the issuance of the Relevant Securities to be acquired by the Acquiror pursuant to this Section 4(g) shall be deferred until, and shall be conditioned upon, the consummation of the Closing.

     (h) Voting Rights. The Acquiror agrees to vote all Common Shares held by the Acquiror or any controlled affiliate of the Acquiror to be voted on all matters submitted to a vote of the Company shareholders in such manner as recommended by the Board, other than in the case of any matter related to proposed Change of Control (as defined in the 2009 Settlement Agreement) of the Company, with respect to which the Acquiror and its controlled affiliates shall be free to vote in any manner they determine in their sole discretion.

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     (i) Waiver of Information. The Acquiror agrees that the Company shall not be obligated to provide the Acquiror with any information that is not otherwise publicly available, and the Acquiror waives any right to any such information.

     (j) Board Seats. The Acquiror acknowledges that the Acquiror is not entitled to designate any member to the Board in connection with the transactions contemplated hereby.

5. Conditions to Closing. The consummation of the Closing shall be subject to the satisfaction of the following conditions:

     (a) Governmental Approvals. The Acquiror and the Company shall have obtained each of the governmental authorizations and approvals identified in Schedule 5(a) hereto.

     (b) HKSE Listing. The Company shall have obtained approval for the listing of, and permission to deal in, the New Common Shares and the Warrant Shares, and for the issue of the Warrants, from the HKSE and such approvals shall not have subsequently been revoked prior to Closing.

     (c) Absence of Prohibition. No legislative body, court, administrative agency or commission or other governmental authority, instrumentality, agency or commission shall have enacted, issued, promulgated, enforced or entered any law or governmental regulation or order which has the effect of prohibiting the sale and issuance of the Securities.

6. Alternative Transaction. In the event the conditions to Closing set forth in Section 5 above have not been satisfied prior to June 30, 2010, at any time after such date, but in any event not later than the third anniversary of the date of this Agreement (such period, the “Election Period”), the Acquiror may elect, in its discretion, to direct the Company to effect the following transactions (the “Alternative Transaction”) in lieu of the issuance of the Securities to the Acquiror as contemplated hereby:

     (a) Election. The Acquiror will provide to the Company written notice of its election to cause the Company to effect the Alternative Transaction no later than the expiration of the Election Period.

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     (b) Share Placing or Share Offering. Within 60 days of receipt of such written notice pursuant to Section 6(a), subject to reasonable deferral if, in the good faith judgment of the Board, the filing of a registration statement or the making of an application for the approval for the listing of, and permission to deal in, the Common Shares would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the Share Placing or the Share Offering, the Company shall use all reasonable efforts to initiate, at its option, a primary, firm commitment placing involving the obtaining of subscriptions by or on behalf of the Company from institutional investors identified by the placing agent (the “Share Placing”) or a primary, firm commitment, fully underwritten public offering (the “Share Offering”), in either case, of a number of Common Shares equal to the New Common Shares and shall complete the Share Placing or the Share Offering as soon as reasonably practicable thereafter. The placing agent (in the case of a Share Placing) or the managing underwriter (in the case of a Share Offering) will be an internationally recognized investment banking firm reasonably acceptable to the Acquiror. The price at which the Common Shares will be sold to the institutional investors (in the case of a Share Placing) or the public (in the case of a Share Offering) will be such price as is recommended to the Company and the Acquiror by such investment banking firm in its professional judgment. All material terms of the Share Placing or the Share Offering, including the compensation arrangement of the placing agent or underwriters, will be subject to the approval of the Acquiror, which approval shall not be unreasonably withheld. The cash proceeds of the Share Placing or the Share Offering, net of commissions of the placing agent (in the case of a Share Placing) or the underwriters’ discounts (in the case of a Share Offering), shall be transmitted to the Acquiror by wire transfer to the account specified by the Acquiror immediately upon the consummation of the Share Placing or the Share Offering. All other expenses of the Share Placing or the Share Offering, including counsel fees and agent expenses, shall (i) in the event the Closing fails to occur due to the inability of the Acquiror to secure required approvals of the Republic of Taiwan Investment Commission of MOEA (Ministry of Economic Affairs), as contemplated by Section 5(a), be borne by the Acquiror, up to a maximum of US$100,000, with any excess to be borne by the Company, and (ii) in all other cases, be borne entirely by the Company.

     (c) Warrant Placing or Warrant Offering. Additionally, at any time following receipt of such written notice and prior to the expiration of the Election Period, provided that the average closing price of the Common Shares on the HKSE during the immediately preceding thirty (30) trading days (the “Average Price”) exceeds the per share exercise price that would then be payable under the terms of the Warrant had the Warrant been issued hereunder on the date of this Agreement (the “Exercise Price”), the Acquiror may deliver to the Company a written notice directing the Company to initiate, at the option of the Company, a further primary, firm commitment placing involving the obtaining of subscriptions from institutional investors identified by the placing agent (the “Warrant Placing”) or primary, firm commitment, fully underwritten public offering (the “Warrant Offering”), in either case, with respect to a number of Common Shares equal to the Warrant Shares that would have been issuable on exercise of the Warrant on such date had the Warrant been issued on the date of this Agreement. Within 60 days of receipt of such notice, the Company shall either:

          (i) use all reasonable efforts to initiate, at the option of the Company, a Warrant Placing or a Warrant Offering, provided that the Warrant Offering may be reasonably deferred if, in the good faith judgment of the Board, the filing of the registration statement or the making of an application for the approval for the listing of, and permission to deal in, the Common Shares would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the Warrant Placing or the Warrant Offering, and shall complete the Warrant Placing or the Warrant Offering as soon as reasonably practicable thereafter. The placing agent (in the case of a Warrant Placing) or the managing underwriter (in the case of a Warrant Offering) will be an internationally recognized investment banking firm reasonably acceptable to the Acquiror. The price at which the Common Shares will be sold to the institutional investors (in the case of a Warrant Placing) or the public (in the case of a Warrant Offering) will be such price as is recommended to the Company and the Acquiror by such investment banking firm in its professional judgment. All material terms of the Warrant Placing or the Warrant Offering, including the compensation arrangement of placing agent or underwriters, will be subject to the approval of the Acquiror, which approval shall not be unreasonably withheld. The cash proceeds of the Warrant Offering, net of commissions of the placing agent (in the case of a Warrant Placing) or the underwriters’ discounts (in the case of Warrant Offering) and the aggregate Exercise Price attributable to the Common Shares sold in the offering (which Exercise Price shall be payable to the Company), shall be transmitted to the Acquiror by wire transfer to the account specified by the Acqurior immediately upon the consummation of the Warrant Placing or the Warrant Offering. All other expenses of the Warrant Placing or the Warrant Offering, including counsel fees and agent expenses, shall (A) in the event the Closing fails to occur due to the inability of the Acquiror to secure required approvals of the Republic of Taiwan Investment Commission of MOEA (Ministry of Economic Affairs), as contemplated by Section 5(a), be borne by the Acquiror, up to a maximum of US$100,000, with any excess to be borne by the Company, and (B) in all other cases, be borne entirely by the Company; or

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          (ii) transmit to the Acquiror, by wire transfer, a cash sum equal to the product of (A) the positive difference between the Average Price and the Exercise Price and (B) the number of Common Shares that would have been issuable on exercise of the Warrant on such date if the Warrant had been issued on the date of this Agreement.

     (d) Satisfaction of Obligations. Upon remittance of all proceeds due and owing to the Acquiror upon consummation of the Share Placing or the Share Offering, the Company’s obligations to issue the New Common Shares hereunder shall terminate and be of no further force and effect. Upon remittance of all proceeds due and owing to the Acquiror upon consummation of the Warrant Placing or the Warrant Offering or the payment to the Acquiror of the amount provided in Section 6(c)(ii) above, the Company’s obligations to issue the Warrant or the Warrant Shares hereunder shall terminate and be of no further force and effect. In addition, the obligations of the Company to issue the New Common Shares or the Warrant hereunder, to the extent that such obligations have not been previously satisfied as a result of the failure of one or more conditions to the Closing hereunder, shall terminate upon the delivery of written notice of an election by the Acquiror to have the Company complete the Alternative Transactions or the expiration of the Election Period.

7. Miscellaneous.

     (a) Governing Law; Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other parties. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 7(a). There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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     (b) Effect of Completion. Without prejudice to other provisions of this Agreement, the representation, warranty, covenant or undertaking (the “Warranties”) contained in this Agreement shall remain in full force and effect notwithstanding Closing or the consummation of the Alternative Transaction and shall remain operative and in full force and effect until the expiration of the applicable statute of limitations, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Acquiror and (ii) acceptance of the New Common Shares, Warrant, or Warrant Shares or the proceeds of the Share Placing, the Share Offering, the Warrant Placing or the Warrant Offering, except as waived or released by the party entitled to enforce such Warranties. For the avoidance of doubt, the agreements and covenants set forth in Section 4 and this Section 7 shall survive in accordance with their terms.

     (c) Waivers. No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall: (i) affect that right, power or remedy; or (ii) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise or any other right, power or remedy.

     (d) Remedies. Except as otherwise expressly provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

     (e) Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

     (f) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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     (g) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. “Business Day” shall mean a day that is not a Saturday, Sunday or a public holiday in Taiwan, Hong Kong or the People’s Republic of China. “$” or “dollar” refers to United States dollars.

     (h) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     (i) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Acquiror, the Company, their affiliates and Persons acting on their behalf with respect to the matters addressed herein. This Agreement and the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of and agreement between the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Acquiror makes any representation, warranty, covenant or undertaking with respect to such matters. In entering into this Agreement and the other Transaction Documents, each party to such agreements acknowledges that it is not relying upon any pre-contractual statement which is not expressly set out in them. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Acquiror. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. For the purposes of this section, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the matters covered in this Agreement and/or the other Transaction Documents made or given by any person at any time prior to the date of this Agreement or the other Transaction Documents.

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     (j) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

Semiconductor Manufacturing International Corporation
Address:	Suite 3003, 30th Floor
No. 9 Queen’s Road Central
Hong Kong
Telephone:	(+852) 2537-8588
Facsimile:	(+852) 2537 8206
Attention:	Anne Chen/Blondie Poon

with a copy (for informational purposes only) to:

Wilson Sonsini Goodrich & Rosati, P.C.
Address:	Jin Mao Tower, 38F
88 Century Boulevard
Pudong New Area, Shanghai 200121
People’s Republic of China
Telephone:	(+86-21) 6165-1700
Facsimile:	(+86-21) 6165-1799
Attention:	Carmen Chang, Esq.

If to the Acquiror:

Taiwan Semiconductor Manufacturing Company, Ltd.
Address:	No. 8 Li-Hsin Road 6, Hsin-Chu Science Park
Hsin-Chu, Taiwan, Republic of China
Telephone:	(+886) 3-5682002
Facsimile:	(+886) 3-5678689
Attention:	General Counsel

with a copy (for informational purposes only) to:

Weil, Gotshal & Manges LLP
Address:	200 Crescent Court, Suite 300
Dallas, Texas 75201
United States of America
Telephone:	+1 (214) 746 7700
Facsimile:	+1 (214) 746 7777
Attention:	R. Scott Cohen

     (k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Acquiror may assign the right to acquire the Securities hereunder to any affiliate so long as such assignment would not reasonably be expected to impose any material delay in the consummation of the transactions contemplated hereunder. If such assignment is made, then all references herein to the Acquiror shall be deemed references to such other entity, except that all representations and warranties made herein with respect to the Acquiror as of the date of this Agreement shall be deemed representations and warranties made with respect to such other entity as of the date of such assignment.

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     (1) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     (m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Acquiror and the Company have caused its respective signature page to this Share and Warrant Issuance Agreement to be duly executed as of the date first written above.

SEMICONDUCTOR MANUFACTURING
INTERNATIONAL CORP.

By:
Name: Jiang Shang Zhou
Title: Chairman of the Board

By:
Name: Richard Ru-Gin Chang
Title: Chief Executive Officer

TAIWAN SEMICONDUCTOR
MANUFACTURING COMPANY, LTD.

By:
Name: F. C. Tseng
Title: Vice Chairman

[Signature Page to Share and Warrant Issuance Agreement]

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Schedule 5(a) – Approvals

Republic of Taiwan Investment Commission of MOEA (Ministry of Economic Affairs)

Any required antitrust approvals, filings or notifications.

Exhibit A

Warrant Agreement

[Please see attached.]

Final Form

WARRANT AGREEMENT

     This WARRANT AGREEMENT, dated as of [_______  __, 20__] (the “Agreement”), is made by and between Taiwan Semiconductor Manufacturing Company, Ltd., a Taiwanese corporation having a place of business located at No. 8 Li-Hsin Road 6, Hsin-Chu Science Park, Hsin-Chu, Taiwan, Republic of China (the “Initial Holder”), and Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands having a place of business located at No. 18 Zhang Jiang Road, Pudong New Area, Shanghai 201203, People’s Republic of China (the “Company”).

W I T N E S S E T H

     WHEREAS, the Initial Holder and the Company entered into that certain Settlement Agreement, dated November 9, 2009 (the “2009 Settlement Agreement”), whereby the Initial Holder and the Company settled and resolved various litigation and disputes as specified therein;

     WHEREAS, in connection with the execution of the 2009 Settlement Agreement, the Initial Holder and the Company entered into that certain Share and Warrant Issuance Agreement dated November 9, 2009 (the “Share and Warrant Issuance Agreement”); and

     WHEREAS, pursuant to the Share and Warrant Issuance Agreement, the Company proposes to issue warrants (each a “Warrant” and collectively, the “Warrants”) to initially purchase [695,914,030] validly issued and fully paid common shares, par value US$.0004 of the Company (the “Common Shares, with the Common Shares deliverable upon exercise of the Warrants being referred to herein as the “Warrant Shares”).

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the Company and the Initial Holder hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions.

     (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Share and Warrant Issuance Agreement.

     (b) The following terms shall have the meanings set forth below.

     “Affiliate” means “affiliate” within the meaning of Rule 144(a)(1) under the Securities Act.

Final Form

     “Agreement” shall mean this Warrant Agreement, together with all annexes attached hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     “Applicable Law” means any statute, rule, regulation, law or ordinance, or any judgment, decree or order.

     “Assignment Form” means the assignment form attached as Annex C to a Warrant.

     “Board” means the board of directors of the Company.

     “Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York, Taiwan or Hong Kong.

     “Capital Stock” means the Common Shares, and any other shares of the Company.

     “Cash” means money, currency or a credit balance in a demand deposit account.

     “Common Share Equivalents” means any Capital Stock, evidence of indebtedness, Options or other securities or rights exercisable for, convertible into or exchangeable for Common Shares (including the Warrants).

     “Common Shares” has the meaning set forth in the preamble.

     “Company” has the meaning set forth in the preamble.

     “Delivery Date” has the meaning given to such term in Section 4.3(a).

     “Distribution” means, in respect of any Person, (a) the payment or making of any dividend or other distribution of Property in respect of capital stock of such Person or (b) the redemption or other acquisition of any capital stock of such Person.

     “Exchange Form” means the exchange form attached as Annex B to a Warrant.

     “Exchange Number” has the meaning given to such term in Section 4.2.

     “Exercise Form” means the exercise form attached as Annex A to a Warrant.

     “Exercise Price” means HK$1.30 per Warrant Share, subject to change from time to time in the manner provided in Article V.

     “Expiration Time” means 11:59 p.m., Hong Kong Time, on the date that is three (3) years after the date hereof. If such day is not a Business Day, the Expiration Time shall be extended until 11:59 p.m., Hong Kong Time on the next Business Day.

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     “Extraordinary Event” means the occurrence of any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all of the property of the Company and its subsidiaries, considered as a whole, or the Company merges, consolidates or amalgamates with or into any other Person pursuant to a transaction other than a transaction in which the holders of the outstanding Capital Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Capital Stock of the surviving person immediately after such transaction and in substantially the same proportion as before the transaction.

     “Fair Market Value” means, with respect to Property, the fair market value of such Property as determined by the Board in good faith as of the date of determination, without discount for lack of liquidity or minority position; provided, however, that if the holder of this Warrant disputes such determination, the fair market value of such Property will be determined, at the expense of the Company, by an internationally recognized investment bank, selected by the Board, with experience in making valuations of such type. Notwithstanding the foregoing, if the Property is then Publicly Traded (or if the Property is not Publicly Traded but a derivative form thereof is Publicly Traded in the form of depositary shares or depositary receipts), then the value shall be deemed to be the average of the closing prices of such Property on such exchange (as reported by Bloomberg) or system over the five (5) trading days immediately prior to the date of determination, which shall be the Delivery Date in the case of exercise of the Warrants.

     “Fully Diluted Basis” means the number of Common Shares that would be issued and outstanding at such time, assuming full conversion, exercise or exchange of all issued and outstanding Common Share Equivalents and Options that shall be (or may become) exchangeable for, or exercisable for or convertible into, Common Shares, including the exercise of the Warrant for the Warrant Shares.

     “Governing Documents” means as to any Person, its memorandum and articles of association and/or other applicable constitutional, organizational or governing documents of such Person.

     “Holder” means with respect to any Warrant, the holder of such Warrant as set forth in the Warrant Register, which as of the date hereof is the Initial Holder.

     “Initial Holder” has the meaning set forth in the preamble.

     “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     “Options” means any warrants, options or other rights to subscribe for or to purchase (a) Capital Stock or (b) Common Share Equivalents.

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     “Other Equity Securities” means any capital stock, other than the Common Shares, Common Share Equivalents or Options.

     “Other Transaction Documents” means the (a) the Warrant, (b) the Share and Warrant Issuance Agreement and (c) the 2009 Settlement Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     “Person” means an individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     “Publicly Traded” means, with respect to any security, that such security is (a) listed on the Hong Kong Stock Exchange or (b) listed (either directly or indirectly represented by American Depositary Receipts) on the New York Stock Exchange or a similar successor organization.

     “Requisite Holders” means, as of any date of determination, Holders holding Warrants representing a majority of the Warrant Shares that are either (a) previously issued and are then outstanding or (b) issuable upon exercise of Warrants then outstanding; provided that any Warrants or Warrant Shares held by the Company or its Affiliates shall not be counted in either the numerator or the denominator of the calculation of Requisite Holders. For the purpose of any matter applicable only to Warrants and not Warrant Shares, “Requisite Holders” will be Holders holding a majority of Warrants without regard to Warrant Shares.

     “Responsible Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any executive officer of such Person.

     “Securities Act” means the Securities Act of 1933, as amended, of the United States, or any similar United States federal statute, and the rules and regulations of the United States Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     “Share and Warrant Issuance Agreement” has the meaning given to such term in the preamble.

     “Transfer” means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

     “Warrant” has the meaning set forth in the preamble.

     “Warrant Register” has the meaning given to such term in Section 3.1(b).

     “Warrant Shares” has the meaning set forth in the preamble.

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1.2 Rules of Construction.

     The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes hereto, as the same may from time to time be amended, restated, supplemented or otherwise modified, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Any reference to any term contained in any other agreement or other document shall be deemed to be a reference to such term in the applicable agreement or document as in effect as of the date hereof, unless the Requisite Holders have consented to any amendment of such applicable agreement since the date hereof, in which case such reference shall be deemed to be a reference to such term in the applicable agreement or document, as amended through the date of the most recent consent by the Requisite Holders. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. “HK$” shall mean Hong Kong dollars and “US$” shall mean United States dollars.

ARTICLE II
ISSUANCE OF WARRANTS AND AUTHORIZATION OF WARRANT SHARES

2.1 Issuance of Warrants to Initial Holder Warrant Agreement.

     The Company shall issue and deliver Warrants, dated as of the date hereof, to the Holder in accordance with this Agreement and the Share and Warrant Issuance Agreement on the Closing Date (as defined in the Share and Warrant Issuance Agreement). The provisions of this Agreement shall apply to all Warrants (and, to the extent applicable, Warrant Shares), and each Holder that is not a party to this Agreement, by its acceptance of a Warrant or a Warrant Share, agrees to be bound by the applicable provisions hereof.

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2.2 Authorization of Warrant Shares.

     From and after the date hereof, the Company shall at all times have authorized, and keep available, free from preemptive or similar rights, taxes, and Liens and charges with the respect to the issue thereof (arising under Cayman Islands law, the Governing Documents or any agreement or instrument to which the Company is a party or subject) for the purpose of enabling it to satisfy any obligation to issue Warrant Shares, upon the exercise or exchange of the Warrants, the number of authorized but unissued Warrant Shares issuable upon exercise or exchange of all outstanding Warrants. The Company shall promptly take all actions necessary to ensure that Warrant Shares shall be duly and validly authorized and, when issued upon exercise or exchange of any Warrant in accordance with the terms hereof, shall be duly and validly issued and fully paid, free and clear of all taxes, Liens (except to the extent of any applicable provisions of this Agreement) and all preemptive or similar rights, and free of restrictions on transfer other than as expressly contemplated by the Other Transaction Documents. If any securities to be authorized for the purpose of exercise of this Warrant require approvals or registrations under applicable securities laws, the Company will use its reasonable best efforts to obtain such approvals or registrations as may be appropriate.

2.3 No impairment.

     The Company shall not by any action, including amending its Governing Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon request of the Holder, the Company will at all times during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

ARTICLE III
CERTAIN ADMINISTRATIVE PROVISIONS

3.1 Form of Warrant; Register.

     (a) Each Warrant issued hereunder shall be in the form of Exhibit A attached hereto (each, a “Warrant”) and shall be executed on behalf of the Company by a Responsible Officer of the Company. Each Warrant shall bear the legend(s) appearing on the first page of such form, except that the Company shall promptly remove any such legend from a Warrant from and after such time as all the restrictions to which such legend relates no longer apply. Upon initial issuance, each Warrant shall be dated as of the date of signature thereof by the Company. Irrespective of any adjustments in the Exercise Price or the number or kind of Common Shares or other Property issuable upon the exercise of the Warrants, any Warrants theretofore or thereafter issued may, as a matter of form, continue to express the same Exercise Price and the same number of Warrant Shares issuable upon the exercise of such Warrants as were stated in the Warrants initially issued pursuant the Share and Warrant Issuance Agreement, however such adjustments that have theretofore been made shall nevertheless be binding and effective.

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     (b) Each Warrant issued, exchanged or Transferred hereunder shall be registered in a warrant register (the “Warrant Register”) maintained at the principal office of the Company, in which register the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Warrant Register shall set forth (i) the number of each Warrant, (ii) the name and address of the Holder thereof, (iii) the original number of Warrant Shares purchasable upon the exercise thereof, (iv) the number of Warrant Shares purchasable upon the exercise thereof, as adjusted from time to time in accordance with this Agreement, and (v) the Exercise Price for each Warrant Share, as adjusted from time to time in accordance with this Agreement. The Warrant Register will be maintained by the Company and will be available for inspection by any Holder at the principal office of the Company or such other location as the Company may designate to the Holders in the manner set forth in Section 7.1. The Company shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person. The Company may, with the written consent of the Holder (such consent not to be unreasonably withheld), appoint a transfer agent or other agency with an office in Hong Kong to be the transfer agent and registrar for the Common Shares as the Company’s agent for the purpose of (a) maintaining the register described herein, (ii) issuing Common Shares on the exercise of this Warrant pursuant to Section 4.1, (iii) exchanging this Warrant pursuant to Section 3.2, and (iv) replacing this Warrant pursuant to Section 3.2.

3.2 Exchange of Warrants for Warrants.

     (a) The Holder may exchange any Warrant issued hereunder for another Warrant of like kind and tenor representing in the aggregate the right to purchase the same number and class or series of Warrant Shares that could be purchased pursuant to the Warrant being so exchanged. In order to effect an exchange permitted by this Section 3.2, the Holder shall deliver to the Company such Warrant accompanied by a written request signed by the Holder thereof specifying the number and denominations of Warrants to be issued in such exchange and, subject to the transfer restrictions contained in the Other Transaction Documents, the names in which such Warrants are to be issued. As promptly as practicable but in any event within two (2) Business Days of receipt of such a request, the Company shall, without charge, issue, register and deliver to the Holder thereof each Warrant to be issued in such exchange and make any necessary changes to the Warrant Register.

     (b) Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (if the Holder is a financial institution or other institutional investor, its own indemnity agreement being satisfactory) or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall, without charge, issue, register and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

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3.3 Mechanics of Transfer of Warrants.

     (a) Subject to the further provisions of this Agreement, the Other Transaction Documents and applicable securities laws, each Warrant may be Transferred, in whole or in part, by the Holder thereof by delivering to the Company such Warrant accompanied by a properly completed, duly executed, Assignment Form. As promptly as practicable but in any event within two (2) Business Days of receipt of such Assignment Form, the Company shall, without charge, issue, register and deliver to the Holder thereof a new Warrant of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant being Transferred. Any Warrant, if properly assigned in compliance with the provisions hereof, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

     (b) At the request of the Company, any Person to whom a Warrant is Transferred in accordance with this Article III shall execute and deliver to the Company the assignment form in the form of Annex C to the Warrant pursuant to which such Person agrees to become a party to, and to be bound by the terms of and entitled to the benefits under this Agreement.

ARTICLE IV
EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES

4.1 Exercise of Warrants; Expiration.

     (a) On any Business Day on or prior to the Expiration Time, a Holder may exercise a Warrant, in whole or in part, by delivering to the Company such Warrant accompanied by a properly completed Exercise Form and consideration in the form set forth in Section 4.1(b) in an aggregate amount equal to the product of (x) the Exercise Price and (y) the number of Warrant Shares being purchased. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

     (b) Upon exercise of a Warrant, in whole or in part, the Holder thereof shall deliver to the Company the aggregate Exercise Price:

          (i) by wire transfer of immediately available funds to a bank account designated by the Company or a certified check payable to the Company;

          (ii) by surrender of a number Warrant Shares having a Fair Market Value equal to the aggregate Exercise Price; or

          (iii) a combination of the methods set forth in clauses (i) and (ii).

     (c) A Warrant shall terminate and become void as of the earlier of (x) the Expiration Time and (y) the date such Warrant is exercised in full.

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4.2 Exchange for Warrant Shares.

     On any Business Day on or prior to the Expiration Time, a Holder may exchange a Warrant, in whole or in part, for Warrant Shares by delivering to the Company such Warrant accompanied by a properly completed Exchange Form. The number of Warrant Shares to be received by a Holder upon such exchange shall be equal to the number of Warrant Shares allocable to the portion of the Warrant being exchanged (the “Exchange Number”), as specified by such Holder in the Exchange Form, minus a number of Warrant Shares equal to the quotient obtained by dividing (i) the product of (x) the Exercise Price and (y) the Exchange Number by (ii) the Fair Market Value of one Warrant Share as of the Delivery Date.

4.3 Issuance of Warrant Shares.

     (a) Issuance of Warrant Shares. As promptly as practicable but in any event within two (2) Business Days following the first date on which each of the following items has been delivered to the Company (the “Delivery Date”): (i) an Exercise Form or Exchange Form in accordance with Section 4.1 or 4.2, (ii) the related Warrant and (iii) any required payment of the Exercise Price, the Company shall, without charge, upon compliance with the applicable provisions of this Agreement, issue to such Holder one or more stock certificates or other appropriate evidence of ownership of the aggregate number of Warrant Shares to which the Holder of such Warrant is entitled and the other securities or Property (including any Cash) to which such Holder is entitled, in such denominations, and registered or otherwise placed in, or payable to the order of, such name as may be directed in writing by such Holder. The Company shall deliver such stock certificates or evidence of ownership and any other securities or Property (including any Cash) to the Person entitled to receive the same, together with an amount in Cash in lieu of any fraction of a Warrant Share (or fractional interest in any other security), as hereinafter provided. If any securities included in the Warrant Shares are Publicly Traded, then at the request of such Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such securities to such Holder through the Depository Trust Company’s Deposit/Withdrawal at Custodian system or the Central Clearing and Settlement System of the Hong Kong Exchanges and Clearing Limited market system, or similar organization, as applicable.

     (b) Partial Exercise or Exchange. If a Holder shall exercise or exchange a Warrant for less than all of the Warrant Shares that could be purchased or received thereunder, the Company shall issue, register and deliver to the Holder, as promptly as practicable but in any event within two (2) Business Days following the Delivery Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares represented by such Warrants. In the case of an exchange pursuant to Section 4.2, the number of remaining Warrant Shares represented by such Warrant shall be the original number of Warrant Shares subject to the Warrant so exchanged reduced by the Exchange Number. Each Warrant surrendered pursuant to Section 4.1 or 4.2 shall be cancelled.

     (c) Fractional Shares. The Company shall not be required to issue fractional Warrant Shares or fractional units of any other security upon the exercise or exchange of a Warrant. If any fraction of a Warrant Share or fractional unit of any other security would be issuable on the exercise or exchange of any Warrant, the Company may, in lieu of issuing such fraction of a Warrant Share or fractional unit, pay to such Holder for any such fraction an amount in Cash equal to the product of (x) such fraction and (y) the Fair Market Value for one Warrant Share or for a unit of such other security, as the case may be, as of the Delivery Date.

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     (d) Record Ownership. To the extent permitted by Applicable Laws, the Person in whose name any certificate for Warrant Shares or other evidence of ownership of any other security is issued upon exercise or exchange of a Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares or other security on the Delivery Date, irrespective of the date of delivery of such certificate or other evidence of ownership (subject, in the case of any exercise to which Section 4.3(f) applies, to the consummation of a transaction upon which such exercise is conditioned, in which case the date of fulfillment of all conditions shall be deemed to be the date that such Holder shall for all purposes be deemed to have become a holder of record of such Warrant Shares), notwithstanding that the transfer books of the Company shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to such Person.

     (e) Listings. The Company shall promptly take all action that may be necessary so that any such securities, immediately upon their issuance upon exercise or exchange of Warrants, will be listed on the Hong Kong Stock Exchange, if any other securities of the Company of the same class or type are then so listed or quoted.

     (f) Conditional Exercise or Exchange. Any Exercise Form or Exchange Form delivered under Section 4.1 or 4.2 a may condition the exercise or exchange of any Warrant on the consummation of a transaction being undertaken by the Company or the Holder of such Warrant, and such exercise or exchange shall not be deemed to have occurred except concurrently with the consummation of such transaction, except that, for purposes of determining whether such exercise or exchange is timely, it shall be deemed to have occurred on the Delivery Date. If any exercise of a Warrant is so conditioned, then, subject to delivery of the items required by Section 4.3(a) and compliance with the other terms hereof, the Company shall deliver the certificates and other evidence of ownership of other securities or other Property in such manner as such Holder shall direct as required in connection with the consummation of such transaction upon which the exercise or exchange is conditioned. If, at any time prior to the consummation of a conditional exercise or exchange, such Holder shall give notice to the Company that such transaction has been abandoned or such Holder has withdrawn from participation in such transaction, the Company shall return the items delivered pursuant to Section 4.3(a), and such Holder’s election to exercise such Warrant shall be deemed rescinded.

ARTICLE V
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES

5.1 General.

     The Exercise Price and the number and kind of Warrant Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time in accordance with this Article V.

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5.2 Distributions, Subdivisions and Combinations.

     If, at any time after the Closing Date, the Company shall:

          (i) make a Distribution in Common Shares;

          (ii) subdivide, split or reclassify its outstanding Common Shares into a larger number of Common Shares; or

          (iii) combine its outstanding Common Shares into a smaller number of Common Shares;

then (A) the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted so as to equal the number of Warrant Shares that the Holder of such Warrant would have held immediately after the occurrence of such event if the Holder had exercised such Warrant for Common Shares immediately prior to the occurrence of such event (or, in the case of clause (i), the record date therefor) and (B) the Exercise Price shall be adjusted to be equal to the product of (x) the Exercise Price immediately prior to the occurrence of such event and (y) a fraction (1) the numerator of which is the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to the adjustment in clause (A) and (2) the denominator of which is the number of Warrant Shares issuable upon exercise of such Warrant immediately after the adjustment in clause (A); provided, that in no event shall such adjustment result in an Exercise Price per share which is less than the par value per Warrant Share. An adjustment made pursuant to this Section 5.2 shall become effective immediately after the occurrence of such event retroactive to the record date, if any, for such event. Additionally, the Exercise Price shall be adjusted in the manner contemplated by clause (B).

5.3 Reorganizations, Mergers and Consolidations.

     If any Extraordinary Event shall be effected, then, as a condition of such Extraordinary Event, the Company shall cause lawful and adequate provision to be made whereby the registered holder of this Warrant shall thereafter have the right to purchase and receive, upon exercise hereof and the payment of the exercise price, in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or Property (including Cash) as may be issued or payable with respect to or in exchange for a number of Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or Property thereafter deliverable upon the exercise hereof. The foregoing provisions shall similarly apply to successive Extraordinary Events. The Company shall not effect any consolidation, merger or sale that constitutes an Extraordinary Event unless, prior to the consummation thereof, the successor company (if other than the Company) resulting from such consolidation or merger or the company purchasing assets in an Extraordinary Event shall assume by written instrument executed and mailed to the registered Holder at the last address of such registered Holder appearing on the books of the Company, the obligation to deliver to such registered Holder such shares of stock, securities or Property as, in accordance with the foregoing provisions, such registered Holder may be entitled to purchase or receive.

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5.4 Adjustment upon Issuance of Common Shares or Common Share Equivalents.

     If at any time or from time to time after November 9, 2009 the Company issues or sells, or is deemed to have issued or sold (including, without limitation, pursuant to any “equity appreciation right,” “phantom equity” or otherwise), any Common Shares (or Common Share Equivalents, as described in Section 5.5(a)) for a consideration per share less than the Exercise Price per Common Share at the time of such issuance or sale, then forthwith upon such issue or sale, the number of Warrant Shares shall be increased by multiplying such number by a fraction (A) the numerator of which is the Exercise Price and (B) the denominator of which is determined by dividing (i) the sum of (x) the Exercise Price multiplied by the number of Common Shares outstanding immediately prior to such issue or sale plus (y) the aggregate consideration, if any, received by the Company upon such issue or sale by (ii) the number of Common Shares outstanding immediately after such issue or sale.

5.5 Effect on Warrant Shares of Certain Events.

     For purposes of determining the adjusted number of Warrant Shares under Section 5.4 above, the following shall be applicable:

     (a) Issuance of Common Share Equivalents. If the Company in any manner grants or issues any Common Share Equivalents and the lowest price per Common Share for which any one Common Share or analogous economic right is issuable upon the exercise of any such Common Share Equivalent is less than the Exercise Price at the time of the granting or issuing of such Common Share Equivalent, then such Common Share will be deemed to have been issued and sold by the Company for such price per Common Share. For purposes of this paragraph, the "lowest price per share" will be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share or analogous economic right upon the exercise of the Common Share Equivalent (whether by conversion, exchange or otherwise) or other similar indication of the price per Common Share as of the time of granting (such as the floor value for stock appreciation rights). No further adjustment of the Warrant Shares will be made upon the actual issue of such Common Shares or upon the exercise of any rights under such Common Share Equivalents.

     (b) Change in Option Price or Conversion Rate. If the purchase price provided for in any Common Share Equivalent, the additional consideration (if any) payable upon the issue, conversion or exchange of any Common Share Equivalent or the rate at which any Common Share Equivalent is convertible into or exercisable or exchangeable for Common Shares changes at any time, the number of Warrant Shares issuable at the time of such change will be readjusted to the number of Warrant Shares that would have been issuable at such time had such Common Share Equivalents provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in a decrease in the number of Warrant Shares then issuable, such adjustment will not be effective until 30 days after written notice thereof has been given by the Company to the Holders of the Warrants.

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     (c) Treatment of Expired and Unexercised Common Share Equivalents. Upon the expiration of any Common Share Equivalents or the termination of any right to convert or exchange any Common Share Equivalents without the exercise of such Common Share Equivalents, the number of Warrant Shares then issuable will be adjusted to the number of Warrant Shares that would have been issuable at the time of such expiration or termination had such Common Share Equivalents to the extent outstanding immediately prior to such expiration or termination, never been issued.

5.6 Other Actions Affecting Equity Securities.

     If at any time or from time to time the Company shall take any action affecting its capital stock (including, without limitation, the creation of equity appreciation rights or phantom equity), other than any action of a type otherwise described in this Article V, then the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted (with a corresponding adjustment to the Exercise Price) to such extent, if any, and in such manner and at such time, as the Board shall, in the good faith exercise of its reasonable business judgment, determine to be equitable in the circumstances; provided that no such adjustment shall decrease the number of Warrant Shares issuable upon exercise of such Warrant or increase the Exercise Price.

5.7 Miscellaneous.

     (a) Calculation of Consideration Received. If any Common Shares, Common Share Equivalents or Other Equity Securities are issued or sold or deemed to have been issued or sold for Cash, then the consideration received therefor shall be deemed to be the net amount received or to be received by the Company therefor. If any Common Shares, Common Share Equivalents or Other Equity Securities are issued or sold for consideration other than Cash (including in connection with any merger in which the Company issues such securities), then the amount of the consideration other than Cash received by the Company shall be the Fair Market Value of such consideration, as of the date of receipt.

     (b) Treasury Shares. The number of Common Shares outstanding at any given time does not include Common Shares owned or held by or for the account of the Company or any Affiliate of the Company, and the disposition of any Common Shares so owned or held shall be considered an issuance of Common Shares.

     (c) Notice; Adjustment Rules. Whenever the Exercise Price or the number of issuable Warrant Shares shall be adjusted as provided in this Article V, the Company shall provide to each Holder a statement, signed by a Responsible Officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of issuable Warrant Shares applicable to each Warrant after giving effect to such adjustment. All calculations under this Article V shall be made to the nearest one thousandth of a cent ($.00001) or to the nearest one-thousandth of a share, as the case may be. Adjustments pursuant to this Article V shall apply to successive events or transactions of the types covered thereby. Notwithstanding any other provision of this Article V, no adjustment shall be made to the number of issuable Warrant Shares or to the Exercise Price if such adjustment represents less than .5% of the number of issuable Warrant Shares previously required to be so issued, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to .5% or more of the number of Warrant Shares to be so issued.

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5.8 Excluded Issuances.

     Notwithstanding any other provision of this Article V, no adjustment shall be made pursuant to this Article V in respect of (i) the issuance of Common Shares pursuant to any adjustment provided for in this Article V or (ii) securities issued upon the exercise of Warrants.

ARTICLE VI
COVENANTS OF THE COMPANY

6.1 No Avoidance; Further Assurances.

     The Company will not, by amendment of its Governing Documents or through any Extraordinary Event, reorganization, Transfer of Properties, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders hereunder against impairment. Each party hereto shall, without further consideration, make, execute, acknowledge and deliver such other instruments and documents, and take or cause to be taken all actions as may be necessary or appropriate in order to effect the purposes of this Warrant.

6.2 Preemptive Rights.

     Except as otherwise provided herein or in the Other Transaction Documents, no Warrant shall entitle the holder thereof to any preemptive rights or any other rights as a shareholder of the Company, as such except for those rights as a stockholder of the Company that attach to the Warrant Shares following their issuance upon the exercise of any Warrant.

6.3 Sale of Warrants.

     In any merger, consolidation, reorganization, repurchase or reclassification or similar transaction, in which holders of Capital Stock sell or otherwise Transfer Capital Stock held by them, the Company will use commercially reasonable efforts to cause the transaction to be structured to permit the Holders to deliver Warrants in connection with any such transaction without requirement for exercise thereof as a condition to participation and for consideration not less than the consideration such Holders would have received had such Holders exercised their Warrants immediately prior thereto, less any applicable Exercise Price, unless such arrangement would result in a material legal, tax or similar detriment to the Company, a significant counterparty to the transaction or their respective securityholders.

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ARTICLE VII
MISCELLANEOUS

7.1 Notices.

     All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, telecopier or overnight air courier guaranteeing next day delivery:

(i) if to the Company, to:

Semiconductor Manufacturing International Corporation
Address:	Suite 3003, 30th Floor
No. 9 Queen’s Road Central
Hong Kong
Telephone:	(+852) 2537 8588
Facsimile:	(+852) 2537 8206
Attention:	Anne Chen/Blondie Poon

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
Address:	Jin Mao Tower, 38F
88 Century Boulevard
Pudong New Area, Shanghai 200121
People’s Republic of China
Telephone:	(+86-21) 6165-1700
Facsimile:	(+86-21) 6165-1799
Attention:	Carmen Chang, Esq.

(ii) if to the Holder, to

Taiwan Semiconductor Manufacturing Co., Ltd.
Address:	No. 8 Li-Hsin Road 6, Hsin-Chu Science Park
Hsin-Chu, Taiwan, Republic of China
Telephone:	(+886) 3-5682002
Facsimile:	(+886) 3-5678689
Attention:	General Counsel

with a copy to:

Weil, Gotshal & Manges LLP
Address:	200 Crescent Court, Suite 300
Dallas, Texas 75201
United States of America
Telephone:	+1 (214) 746 7700
Facsimile:	+1 (214) 746 7777
Attention:	R. Scott Cohen

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     Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

7.2 No Voting Rights; Limitation of Liability.

     Except as otherwise provided herein, no Warrant shall entitle the holder thereof to any voting rights or any other rights as a stockholder of the Company, as such. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as an equity holder of the Company.

7.3 Amendments and Waivers.

     (a) Written Document. Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Company and the Requisite Holders; provided that no such amendment or modification shall without the written consent of each Holder affected thereby (i) shorten the Expiration Time of any Warrant, (ii) increase the Exercise Price of any Warrant, (iii) change any of the provisions of this Section 7.3(a) or the definition of “Requisite Holders” or any other provision hereof specifying the number or percentage of Holders required to waive, amend, or modify any rights hereunder or required to make any determination or grant any consent hereunder or otherwise to act with respect to this Agreement or any Warrants, (iv) change any of the provisions of Article V or (v) increase the obligations of any Holder.

     (b) No Waiver. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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7.4 Remedies.

     Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement, all rights and remedies which such Holder has been granted at any time under any other agreement or instrument and all of the rights and remedies such Holder may have at law or in equity. The remedies provided herein are cumulative and not exclusive. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity. The Company acknowledges and agrees that irreparable damage would occur to the holder of this Warrant and that such Holder will not have an adequate remedy at law in the event that any of the provisions of this Warrant to be performed by the Company were not performed in accordance with their specific terms or were otherwise breached. Therefore, the Holder of this Warrant is entitled to an injunction or injunctions to prevent breaches of this Warrant by the Company and to specifically enforce the terms and provisions of this Warrant against the Company in any court of competent jurisdiction, without bond or other security being required, and appropriate injunctive relief may be applied for by such Holder and granted in connection therewith.

7.5 Binding Effect.

     Subject to the limitations set forth in this Agreement and the Other Transaction Documents, each Holder has the right to assign or otherwise Transfer its rights under this Agreement or any Warrants or Warrant Shares held by it. The Company shall not assign its rights or obligations hereunder except in the context of an Extraordinary Transaction, as contemplated herein. This Agreement shall be binding upon and inure to the benefit of the Company, each Holder and their successors and permitted assigns.

7.6 Counterparts.

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.7 Governing Law; Jurisdiction and Venue.

     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 7.7. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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7.8 Benefits of this Agreement.

     Nothing in this Agreement shall be construed to give to any Person other than the Company and each Holder of a Warrant or a Warrant Share any legal or equitable right, remedy or claim hereunder.

7.9 Headings.

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.10 Aggregation of Warrants and Warrant Shares.

     All Warrants and Warrant Shares held or acquired by any Person and its Affiliates shall be aggregated together for purposes of measuring any numerical thresholds used in determining the availability to such Person and its Affiliates, taken collectively, of rights under this Agreement and the applicability of obligations and restrictions under this Agreement.

7.11 Operative Date.

     This Agreement shall become operative on the date hereof.

[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, each party hereto has caused this Warrant Agreement to be duly executed and delivered by its authorized signatory, all as of the date and year first above written.

SEMICONDUCTOR MANUFACTURING
INTERNATIONAL CORPORATION

By:
Name: Jiang Shang Zhou
Title: Chairman of the Board

By:
Name: Richard Ru-Gin Chang
Title: Chief Executive Officer

TAIWAN SEMICONDUCTOR MANUFACTURING
COMPANY, LTD.

By:
Name: F.C. Tseng
Title: Vice Chairman

[Signature Page to Warrant Agreement]

Final Form

Exhibit A to the Warrant Agreement

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

     ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SHARE AND WARRANT ISSUANCE AGREEMENT, DATED AS OF NOVEMBER 9, 2009, AND THE WARRANT AGREEMENT, DATED AS OF [________ __, 20 __], AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

Semiconductor Manufacturing International Corporation

No. W - l	[________, __, 20 __]

Common Share Purchase Warrant

     THIS CERTIFIES that, for value received, Taiwan Semiconductor Manufacturing Company, Ltd., a Taiwanese corporation (the “Holder”), or its assigns, is entitled to purchase from Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), [695,914,030] common shares, US$.0004 par value (the “Common Shares”), of the Company (the “Warrant Shares”), at the price (the “Exercise Price”) of HK$1.30 per share, at any time or from time to time during the period commencing on the date hereof and ending at 11:59 P.M. Hong Kong Time on the Expiration Time (as defined in the Warrant Agreement).

     The Holder may exercise all or any part of such rights at any time or from time to time prior to the Expiration Time.

     This Warrant has been issued pursuant to the Warrant Agreement dated as of [________ __, 20 __] (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant Agreement”) between the Company and the Holder named therein, and is subject to the terms and conditions, and the Holder is entitled to the benefits, thereof. A copy of the Warrant Agreement is on file and may be inspected at the principal executive office of the Company. The Holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Warrant Agreement.

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     SECTION 1. Exercise of Warrant. On any day on or prior to the Expiration Time, the Holder may exercise this Warrant, in whole or in part, in the manner set forth in Article IV of the Warrant Agreement.

     SECTION 2. Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares is subject to adjustment from time to time as set forth in the Warrant Agreement.

     SECTION 3. Exchange of Warrant. On any day on or prior to the Expiration Time, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Company this Warrant accompanied by a properly completed Exchange Form in the form of Annex B attached hereto. The number of Common Shares to be received by the Holder upon such exchange shall be determined as set forth in the Warrant Agreement.

     SECTION 4. Transfer. Subject to the limitations set forth or referred to in the Warrant Agreement, this Warrant may be Transferred by the Holder by delivery to the Company of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C attached hereto.

     SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Agreement.

     SECTION 7. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns.

     SECTION 8. Headings. Section headings in this Warrant have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

     SECTION 9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the HKIAC in accordance with the UNCITRAL Rules in effect, which rules are deemed to be incorporated by reference into this section. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of the date first set forth above.

SEMICONDUCTOR MANUFACTURING
INTERNATIONAL CORPORATION

By:
Name: Jiang Shang Zhou
Title: Chairman of the Board

By:
Name: Richard Ru-Gin Chang
Title: Chief Executive Officer

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Annex A to the Warrant

EXERCISE FORM

[To be signed upon exercise of a Warrant]

TO SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION:

     The undersigned, being the Holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder _____ Common Shares of Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and requests that the certificates or other evidence of ownership for such shares be issued in the name of, and be delivered to, _______________, whose address is _____________________________________________.

     The foregoing exercise is (check one):

Irrevocable

Conditioned upon the consummation of the transaction described briefly below:

Dated:
Name:
Title:

Annex B to the Warrant

EXCHANGE FORM

[To be signed upon exchange of a Warrant]

TO SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION:

     The undersigned, being the Holder of the within Warrant, hereby elects to exchange, pursuant to Section 4.2 of the Warrant Agreement referred to in such Warrant, the portion of such Warrant representing the right to purchase _________ Common Shares of Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”). The undersigned hereby requests that the certificates or evidence of ownership for the number of shares issuable in such exchange pursuant to such Section 4.2 be issued in the name of, and be delivered to, __________________, whose address is _____________________________.

     The foregoing exchange is (check one):

Irrevocable

Conditioned upon the consummation of the transaction described briefly below:

Dated:
Name:
Title:

Annex C to the Warrant

ASSIGNMENT FORM

[To be signed only upon transfer of a Warrant]

     For value received, the undersigned hereby sells, assigns and transfers unto ______________________, all of the rights represented by the within Warrant to purchase _________ Common Shares of Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), to which such Warrant relates, and appoints ______________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

By:
Name:
Title:

     By executing and delivering this Assignment Form to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Warrant Agreement dated as of [________ __, 20__] (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant Agreement”), among the Company and the Holders, in the same manner as if the undersigned were an original signatory to the Warrant Agreement.

     The undersigned agrees that he, she or it shall be a “Holder”, as such term is defined in the Warrant Agreement.

Dated:

Signature of transferee

Print Name of transferee

Address

Facsimile

Telephone

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SHARE AND WARRANT ISSUANCE AGREEMENT

     This SHARE AND WARRANT ISSUANCE AGREEMENT (the “Agreement”) is made and entered into as of November 9, 2009 by and between Taiwan Semiconductor Manufacturing Company, Ltd., a Taiwanese corporation, having a place of business located at No. 8 Li-Hsin Road 6, Hsin-Chu Science Park, Hsin-Chu, Taiwan, Republic of China (the “Acquiror”), and Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands, having a place of business located at No. 18 Zhang Jiang Road, Pudong New Area, Shanghai 201203, People’s Republic of China (the “Company”).

W I T N E S S E T H

     WHEREAS, the Acquiror and the Company are entering into that certain Settlement Agreement, dated as of even date herewith (the “2009 Settlement Agreement”), whereby the Company and the Acquiror are settling and resolving various litigation and disputes, as specified therein; and

     WHEREAS, contemporaneously with the execution and delivery of, and as contemplated by, the 2009 Settlement Agreement, the Company and the Acquiror are entering into this Agreement pursuant to which the Company will issue and convey to the Acquiror, and the Acquiror will acquire, upon the terms and conditions stated in this Agreement (i) an aggregate of 1,789,493,218 (as the same shall be appropriately adjusted in the case of any share split, share consolidation, share dividend, recapitalization or similar action effected in respect of the Common Shares prior to the Closing Date or, if applicable, the consummation of the Share Placing or the Share Offering (each as defined in Section 6 below)) Common Shares (the “New Common Shares”) and (ii) a warrant exercisable for an aggregate of 695,914,030 (as the same shall be appropriately adjusted in the case of any share split, share consolidation, share dividend, recapitalization or similar action effected in respect of the Common Shares prior to the Closing Date or, if applicable, the consummation of the Warrant Placing or the Warrant Offering (as defined in Section 6 below)) Common Shares (the “Warrant”). Unless the context otherwise requires, “Common Shares” shall refer to the Company’s common shares, par value US$0.0004 per share; “Warrant Shares” shall refer to the Common Shares deliverable upon the exercise of the Warrant; and “Securities” shall refer to the New Common Shares and the Warrant subscribed for herein, and the Warrant Shares.

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     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and in the 2009 Settlement Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Acquiror hereby agree as follows:

1. Issuance of the New Common Shares and Warrant.

     (a) Issuance of New Common Shares and Warrant. Subject to the satisfaction of the conditions set forth in Sections 5 below, in consideration of the execution and delivery of the 2009 Settlement Agreement by the Acquiror, and the benefits derived by the Company thereunder, the Company shall issue and convey to the Acquiror, or its permitted assignees (as provided in and subject to Section 7(k) below), and the Acquiror, or its permitted assignee (as provided in and subject to Section 7(k) below), shall acquire from the Company, on the Closing Date (as defined in Section l(b)(i) below) the New Common Shares and the Warrant.

     (b) Closing.

          (i) Date and Time. The date and time of the issuance of the New Common Shares and the Warrant as contemplated hereby (the “Closing”) shall be 10:00 a.m., Hong Kong time, on such date as is specified by the Company and the Acquiror, which date shall be no later than the fifth Business Day after the satisfaction or waiver of the conditions to the Closing set forth in Section 5 below, at the offices of Weil, Gotshal & Manges LLP, 15 Queen’s Road Central, 29/F Gloucester Tower, Central, Hong Kong or at such other time, date and location as is mutually agreed in writing by the Company and the Acquiror (with the date and time of the Closing referred to herein as the “Closing Date”).

          (ii) Company Deliveries. On the Closing Date, the Company shall deliver to the Acquiror:

          (1) (A) certificates in respect of the New Common Shares, duly executed on behalf of the Company and registered in the name of the Acquiror, (B) the Warrant Agreement, dated the Closing Date, duly executed on behalf of the Company, in the form attached hereto as Exhibit A (the “Warrant Agreement”) and (C) the Warrant, duly executed on behalf of the Company, in the form attached to the Warrant Agreement as Annex A thereof;

          (2) a certified extract of the register of members of the Common Shares of the Company, reflecting Acquiror’s ownership of the New Common Shares;

          (3) copies of the resolutions of the board of directors of the Company (the “Board”) approving the entering into and execution of this Agreement, the issuance of the New Common Shares, the Warrant and all transactions contemplated herein;

          (4) a certificate, executed on behalf of the Company by the Secretary of the Company and dated as of the Closing Date, as to the resolutions delivered pursuant to Section 1(b)(ii)(3) above;

          (5) an opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Company, in the form previously agreed by counsel to the Company and counsel to the Acquiror, covering due authorization and valid issuance of New Common Shares, Warrants and Warrant Shares, capitalization, no governmental restrictions and no conflicts with law or constitutional documents;

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          (6) an opinion of Slaughter and May, Hong Kong counsel to the Company, in the form previously agreed by counsel to the Company and counsel to the Acquiror, covering various matters, including the enforceability of this Agreement and the Warrant Agreement and the HKSE’s approval of listing of the New Common Shares and the Warrant Shares; and

          (7) an opinion of M & A Law Firm, PRC counsel to the Company, in the form previously agreed by counsel to the Company and counsel to the Acquiror, covering compliance with PRC laws.

          (iii) Acquiror Deliveries. On the Closing Date, the Acquiror shall deliver to the Company the Warrant Agreement, dated the Closing Date, duly executed on behalf of the Acquiror.

2. Acquiror’s Representations and Warranties. The Acquiror hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date as if made at that time, that:

     (a) Regulation S.

          (i) The Acquiror (A) is domiciled and has its principal place of business outside the United States, (B) certifies that it is not a U.S. Person as defined under Rule 902 of Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “1933 Act”), and is not acquiring the Securities for the account or benefit of any U.S. Person, (C) at the time of offering to the Acquiror and communication of the Acquiror’s order to purchase the Securities and at the time of the Acquiror’s execution of this Agreement, the Acquiror was located outside the United States, and (D) at the time of the Closing, the Acquiror, or persons acting on the Acquiror’s behalf in connection therewith, will be located outside the United States.

          (ii) The Acquiror has been advised and acknowledges that: (A) the Securities issued pursuant to this Agreement have not been, and when issued, will not be registered under the 1933 Act or the securities laws of any state of the United States, (B) in issuing and selling the Securities to the Acquiror pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S of the 1933 Act, and (C) it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of 40 days after the Closing Date (the “Distribution Compliance Period”).

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          (iii) The Acquiror acknowledges and covenants that until the expiration of the Distribution Compliance Period (A) it and its agents or representatives have not solicited and will not solicit offers to buy, offer for sale or sell any of the Securities or any beneficial interest therein in the United States or to or for the account of a U.S. Person and (B) notwithstanding the foregoing, prior to the expiration of the Distribution Compliance Period, the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either (X) the offer or sale is within the United States or to or for the account of a U.S. Person and pursuant to an effective registration statement, Rule 144 promulgated under the 1933 Act or an exemption from the registration requirements of the 1933 Act or (Y) the offer and sale is outside the United States and to other than a U.S. Person. The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. The Acquiror agrees that after the Distribution Compliance Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only in accordance with this Agreement and pursuant to applicable securities laws.

          (iv) The Acquiror is not a “distributor” (as defined in Regulation S) or a “dealer” (as defmed in the 1933 Act).

          (v) The Acquiror hereby acknowledges that during the Distribution Compliance Period, no deposit of the Securities issued hereunder will be accepted into the Company’s American Depositary Shares (“ADS”) program, and no Securities may be offered or sold in the United States or to U.S. Persons unless such Securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available. The Acquiror further acknowledges that, for so long as the Securities are held by affiliates of the Company (it being understood that, as used herein, “affiliate” shall have the meaning given to such term under Rule 144(a)(1) under the 1933 Act) or are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, such Securities will not be eligible for deposit under any unrestricted depositary receipt facility.

     (b) No Public Sale or Distribution. The Acquiror is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act or in transactions not subject thereto. The Acquiror does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. The Acquiror is not a broker-dealer registered with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), or an entity engaged in a business that would require it to be so registered as a broker-dealer. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

     (c) Reliance on Exemptions. The Acquiror understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Acquiror’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Acquiror set forth herein in order to determine the availability of such exemptions and the eligibility of the Acquiror to acquire the Securities.

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     (d) Information. Without prejudice to the representations and warranties of the Company herein or its obligations hereunder, Acquiror has had the opportunity to inquire of the Company and its senior management regarding information the Acquiror believes is necessary for it to make an informed decision in purchasing the Securities, and the Acquiror has conducted its own investigation with respect to the Securities and the Company. The Acquiror understands that its investment in the Securities involves a high degree of risk and confirms that it is able to afford a complete loss of such investment. The Acquiror has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of prospective investment in the Securities.

     (e) No Governmental Review. The Acquiror understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

     (f) Transfer on Resale. The Acquiror understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any United States state securities laws, and may not be offered for sale, sold, assigned or transferred within the United States or to or for the account or benefit of a U.S. Person unless (A) subsequently registered thereunder, (B) the Acquiror shall have delivered to the Company an opinion of counsel, in form, scope and substance reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Acquiror provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”) or Regulation S; (ii) any sale of the Securities made in reliance on Rule 144 or Regulation S may be made only in accordance with the terms of Rule 144 or Regulation S, as applicable and further, if Rule 144 or Regulation S are not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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     (g) Legends. The Acquiror understands that the certificates or other instruments representing the New Common Shares and the Warrant, until such time as the resale of such Securities has been registered under the 1933 Act, or may be resold pursuant to an exemption therefrom or in a transaction not subject thereto, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER, IF NOT A U.S. PERSON: (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THESE SHARES IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THESE SHARES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (E) OUTSIDE THE UNITED STATES, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULES 904 AND 905 UNDER THE ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THESE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SHARES PURSUANT TO CLAUSES (2)(C), (D) OR (F) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS ‘OFFSHORE TRANSACTION’, ‘UNITED STATES’, AND ‘U.S. PERSON’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.”

     The Acquiror understands that the Warrant shall bear the legends as set forth in the Warrant Agreement.

     (h) Organization; Authorization; Enforcement; Validity. The Acquiror is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant Agreement, and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement to which it is party (collectively, the “Transaction Documents”). The execution and delivery of the Transaction Documents by the Acquiror and the consummation by the Acquiror of the transactions contemplated hereby have been duly authorized by the board of directors of the Acquiror. The Transaction Documents to which the Acquiror is a party constitute, or when duly executed and delivered by the Acquiror, will constitute, the legal, valid and binding obligations of the Acquiror, enforceable against the Acquiror in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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     (i) No Conflicts; Consents. The execution, delivery and performance by the Acquiror of this Agreement and the consummation by the Acquiror of the transactions contemplated hereby will not (i) result in a violation of the organizational or constitutional documents of the Acquiror, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Acquiror is a party, or (iii) assuming the receipt of all necessary consents, authorizations and approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Acquiror, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations hereunder; and no authorization, approval, consent and license from any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) is required for the entering into by Acquiror of this Agreement and the performance by the Acquiror of its obligations under this Agreement, except for (i) such as have already been obtained and are in full force and effect, (ii) those approvals and authorizations specifically identified in Section 5 hereof, and (iii) any antitrust approvals, filings or notifications that may be required in connection with the transactions contemplated hereby.

     (j) Prohibited Transactions. Since the time when the Acquiror and the Company first initiated discussions related to the transactions contemplated hereby, neither the Acquiror nor any affiliate of the Acquiror nor any Person acting on behalf of or pursuant to any understanding with the Acquiror (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-l(h) under the 1934 Act) with respect to the Common Shares, granted any other right (including without limitation, any put or call option) with respect to the Common Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Common Shares or otherwise sought to hedge its position in the Common Shares (each, a “Prohibited Transaction”), and neither the Acquiror nor its Trading Affiliates will enter into a Prohibited Transaction after the date hereof until the transactions contemplated hereby are publicly announced.

     (k) Independence of the Acquiror from Company. The Acquiror is independent of and is not connected or acting in concert with the Company or the directors, chief executive, or other connected persons (as such terms are defined under the Hong Kong Listing Rules) of the Company.

     (I) Acknowledgement. The Acquiror acknowledges and agrees that the foregoing representations, warranties, covenants and acknowledgments are made by it with the intention that they may be relied upon by the Company.

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3. Representations and Warranties of the Company. The Company represents and warrants to the Acquiror, as of the date hereof, that, except as set forth in its Public Documents (as defined in Section 3(h) below) (excluding disclosures of non-specific risks faced by the Company or its subsidiaries included in any forward-looking statement, disclaimer, risk factor disclosure or other similarly non-specific statements that are similarly predictive or forward-looking in nature; provided, however, that (i) any historical facts related to the Company or its subsidiaries and (ii) any specific exposure or effect faced by the Company or its subsidiaries emanating from specifically disclosed facts contained within any such disclosure shall be deemed disclosed for purposes of the representations and warranties set forth in this Article 3) that:

     (a) Organization and Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents; provided, however, that for purposes of clause (i) above, in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute, nor shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any effect resulting from compliance with the terms and conditions of, or from the announcement of the transactions contemplated by this Agreement, (B) any effect that results from changes affecting any of the industries in which the Company operates generally or the economy generally, (C) any effect that results from changes affecting general worldwide economic or capital market conditions, provided that any such changes in (B) and (C) do not substantially disproportionately affect the Company in any material respect, or (D) any change in the Company’s share price or trading volume, in and of itself, primarily resulting from any of the effects or changes described in the foregoing clauses (A), (B) or (C). Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the 1933 Act (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization except to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect.

     (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The issuance of the Securities is within the scope of the general mandate granted to the Board by the Company’s shareholders at the Company’s annual general meeting held on June 23, 2009, to allot, issue, grant, distribute and otherwise deal with additional securities in the Company, not exceeding twenty percent of the issued share capital of the Company at the date of such resolution. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, has been duly authorized by the Board. The Transaction Documents to which the Company is a party constitute, or when duly executed and delivered by the Company, will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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     (c) Equity Capitalization. As at October 31, 2009, the authorized share capital of the Company consisted of (A) 50,000,000,000 Common Shares, of which as of such date 22,368,665,231 shares were issued and outstanding and (B) 5,000,000,000 Preferred Shares, of which none are issued. As of October 31, 2009, 3,020,347,823 shares were reserved for issuance pursuant to the Company’s employee incentive plan and other options and warrants outstanding. There are no other agreements or commitments outstanding which call for the allotment or issue, or accords to any person the right to call for the allotment or issue, of any shares (including shares issued pursuant to securities exercisable or exchangeable for, or convertible into, or agreements relating to the issuance of Common Shares), other than the preemptive rights provisions of the Datang Agreement. With the possible exception of issuances in connection with exercises of the outstanding options and warrants referenced above and employee or consultant equity awards, there have been no further issuances of shares by the Company subsequent to October 31, 2009 and through the date hereof. All of the issued and outstanding share capital of the Company is duly authorized, validly issued and fully paid.

     (d) Issuance of Securities.

          (i) The New Common Shares are duly authorized and, when issued in accordance with the terms hereof, will be validly issued and fully paid, free of all preemptive or similar rights, taxes, liens and charges (whether arising under Cayman Islands law, the Memorandum and the Articles of Association of the Company (the “Articles”), any agreement or instrument to which the Company is a party or is subject, or otherwise), and restrictions on transfer other than as expressly contemplated by the Transaction Documents and under applicable securities laws, with the holders being entitled to all rights accorded to a holder of the Common Shares.

          (ii) The Warrant Shares are duly authorized and, when issued in accordance with the terms of the Warrant Agreement, shall be validly issued and fully paid, free of all preemptive or similar rights, taxes, liens and charges (whether arising under Cayman Islands Law, the Articles, any agreement or instrument to which the Company is a party or is subject, or otherwise), and restrictions on transfer other than as expressly contemplated by the Transaction Documents and under applicable securities laws, with the holders being entitled to all rights accorded to a holder of the Common Shares. The Company has sufficient authorized capital to issue the Warrant Shares.

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          (iii) Prior to the execution and delivery of the 2009 Settlement Agreement, Datang Telecom Technology & Industry Holdings Limited (“Datang”) executed and delivered to the Company an irrevocable waiver of the application of the pre-emptive rights granted under Section 4(m) of that certain Share Purchase Agreement dated as of November 6, 2008, between Datang and the Company (the “Datang Agreement”) to the issuance of the Securities hereunder, which waiver is in full force and effect as of the date hereof.

          (iv) Assuming the accuracy of each of the representations and warranties of the Acquiror set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

     (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Articles, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Significant Subsidiary is a party, or (iii) assuming the receipt of all necessary consents, authorizations and approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including the Hong Kong Code on Takeovers and Mergers, foreign, U.S. federal and state securities laws and regulations and the rules and regulations of The Stock Exchange of Hong Kong Limited (the “HKSE”) or of the New York Stock Exchange (the “NYSE”) applicable to the Company), except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not reasonably be expected to result in a Material Adverse Effect.

     (f) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, (i) any court, Governmental Entity or any regulatory or self-regulatory agency or (ii) any third party pursuant to any agreement, indenture or instrument to which the Company or any Significant Subsidiary is a party in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, except for (i) such as have already been obtained and are full force and effect, (ii) those approvals and authorizations specifically referenced in Section 5 hereof, (iii) any required filings or notifications regarding the issuance or listing of additional securities with the HKSE or the NYSE and (iv) any antitrust approvals, filings or notifications that may be required in connection with the transactions contemplated hereby. The Company is not in violation of the listing requirements of the HKSE or the NYSE and has no knowledge of any facts that would reasonably lead to delisting or suspension of its Common Shares from the HKSE or of its American depository receipts from the NYSE in the foreseeable future. As used herein, “knowledge” shall mean actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company after due inquiry.

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     (g) No Integrated Offering. Assuming the accuracy of the Acquiror’s representations and warranties set forth in Section 2 hereof, none of the Company, any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause the offering of Securities hereunder to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the HKSE and the NYSE. None of the Company, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

     (h) Public Documents. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act or with the HKSE and has timely issued all announcements and circulars required to be issued by it by the HKSE or the NYSE (all of the foregoing filed or announced prior to the date of this Agreement and all exhibits included therein and financial statements, notes and schedules thereto and documents and incorporated by reference therein being hereinafter referred to as the “Public Documents”). As of their respective filing or issuance dates, the Public Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder and the rules and regulations of the HKSE and the NYSE, as applicable to the respective Public Documents, and, other than as corrected or clarified in a subsequent Public Document, none of the Public Documents, at the time they were filed or issued, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (i) Financial Statements. The consolidated financial statements (including any related notes thereto) included or incorporated by reference in the Public Documents fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein, other than as corrected or clarified in a subsequent Public Document. Such financial statements were prepared in material conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a materially consistent basis (except as may be noted therein). The Company and its subsidiaries do not have any liabilities or obligations required under GAAP to be set forth on a consolidated balance sheet (accrued, absolute, contingent or otherwise), other than (i) liabilities or obligations reflected on, reserved against, or disclosed in the Company’s balance sheet as of June 30, 2009, (ii) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) liabilities incurred since June 30, 2009 in the ordinary course of business consistent with past practices and any liabilities incurred pursuant to this Agreement.

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     (j) Acknowledgement. The Company acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Acquiror and that the representations of the Acquiror set forth in Section 2(d) hereof (Information) shall in no way limit such reliance or the benefits thereof.

4. Covenants.

     (a) Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts to satisfy each of the conditions to Closing set forth in Section 5 below as soon as practicable.

     (b) Regulatory Filings. Without limiting the generality of Section 4(a) above, the Company and the Acquiror shall use their respective commercially reasonable efforts to obtain all governmental approvals required to complete the transactions contemplated by this Agreement and, as promptly as practicable after the date hereof, the Company and the Acquiror shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. The Company and the Acquiror will notify one another promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any requests by any officials of any Governmental Entity for amendments or supplements to, or additional information in connection with, any filings made pursuant hereto. In addition, the Company and the Acquiror shall each use their commercially reasonable efforts to furnish such information, supply such documents, give such undertakings and do all such acts and things as may reasonably be required by any Governmental Entity in relation to or arising out of the transactions contemplated hereby.

     (c) Listing. The Company shall use its commercially reasonable efforts to promptly secure the listing of, and permission to deal in, the New Common Shares and the Warrant Shares on the HKSE as promptly as practicable after the date hereof and shall use commercially reasonable efforts to maintain such listing of and permission to deal in such Common Shares, so long as any Common Shares shall be so listed. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).

     (d) Fees. Each party shall bear its own expenses in connection with the transactions contemplated hereby.

     (e) Standstill. At any time following the date of this Agreement:

          (i) Except with the prior approval of the Board, for so long as the Acquiror holds any of the Securities, the Acquiror shall not, and shall cause its controlled affiliates not to, directly or indirectly, acquire or agree to acquire any Voting Securities, except:

          (1) Voting Securities acquired by way of share splits, share dividends or other distributions or offerings made available to holders of Voting Securities generally;

          (2) the Securities purchased by Acquiror pursuant to this Agreement;

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          (3) the Warrant Shares issuable upon exercise of the Warrant; and

          (4) Voting Securities acquired in compliance with Section 4(g) hereof.

“Voting Securities” shall mean the Common Shares of the Company, and any other security carrying voting rights in the Company and any outstanding convertible securities, options, warrants or other rights which are convertible into or exchangeable or exercisable for, or carrying rights of subscription for, securities carrying voting rights in the Company.

          (ii) Except with the prior approval of the Board or as specifically permitted by Section 4(e)(i) above, for so long as the Acquiror holds any of the Securities, the Acquiror shall not, and shall cause its controlled affiliates not to:

          (1) make, effect, initiate, cause or in any way participate directly or indirectly in (i) any acquisition of beneficial ownership of any Voting Securities of the Company or any Voting Securities of any subsidiary or other affiliate of the Company, (ii) any acquisition of any assets of the Company or any assets of any subsidiary or other affiliate of the Company, or (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary or other affiliate of the Company, or involving any securities or assets of the Company or any securities or assets of any subsidiary or other affiliate of the Company;

          (2) make, effect, initiate, cause or in any way participate directly or indirectly in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote any Voting Securities of the Company or any subsidiary thereof, or seek to advise or influence any Person with respect to the voting of any Voting Securities of the Company or any subsidiary thereof;

          (3) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions) any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any subsidiary thereof or any of their securities or assets;

          (4) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way engage in discussions relating to the formation of, or participate in, any “group”, as such term is interpreted under Rule 13d-5(b)(1) under the 1934 Act in connection with any of the foregoing;

          (5) take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause “(1)”, clause “(2)” or clause “(3)” of this sentence;

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          (6) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clause “(1)”, clause “(2)”, clause “(3)”, clause “(4)”, or clause “(5)” of this sentence;

          (7) assist, induce or encourage any other Person to take any action of the type referred to in clause “(1)”, clause “(2)”, clause “(3)”, clause “(4)”, clause “(5)” or clause “(6)” of this sentence;

          (8) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect;

          (9) enter into any discussions, negotiations, arrangement or agreement with any other Person related to any of the foregoing; or

          (10) request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 4(e).

          (iii) The restrictions imposed by this Section 4(e) shall terminate on the earlier of such time as (A) a tender offer is made by another Person for not less than 50% of the Voting Securities where such tender offer is not subject to financing conditions and is evidenced by applicable filings with appropriate regulatory agencies and tender offer materials have been disseminated to security holders (provided that if such tender offer is not completed within six months of its commencement, the restrictions imposed by this Section 4(e) shall resume at that time and continue in full force and effect in accordance with their terms), (B) another Person acquires 50% or more of the Voting Securities, or (C) the Company enters into a definitive agreement with a Person other than a subsidiary of the Company providing for: (1) a merger, share exchange, business combination or similar extraordinary transaction as a result of which the Persons possessing, immediately prior to the consummation of such transaction, beneficial ownership of the voting securities of the Company entitled to vote generally in elections of directors of the Company, would cease to possess, immediately after consummation of such transaction, beneficial ownership of voting securities entitling them to exercise at least 50% of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (or, if not the Company, the surviving Person resulting from such transaction); (2) a sale, exchange or lease of all or substantially all of the assets of the Company and its subsidiaries (determined on a consolidated basis); or (3) the acquisition (by purchase, merger or otherwise) by any Person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the 1934 Act and the rules promulgated thereunder) of beneficial ownership of voting securities of the Company entitling that Person to exercise 50% or more of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company (provided that if such agreement is terminated, the restrictions imposed by this Section 4(e) shall resume at that time and continue in full force and effect in accordance with their terms).

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     (f) Permitted Methods of Disposition. Until such time following the Closing as the Acquiror no longer beneficially owns (as such term is used under Rule 13d-3 under the 1934 Act) any of the Securities, the Acquiror shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, enter into any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Securities, or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Securities without the prior approval of the Board, except that the Acquiror may sell the New Common Shares and the Warrant Shares:

          (i) through open market transactions through the facilities of the HKSE, provided that the amount sold through such market transactions during any three month period do not exceed (1) 1% of the total outstanding Common Shares or (2) if greater, the average weekly reported volume of trading in the Common Shares on the HKSE during the four calendar weeks preceding the last sale; or

          (ii) through one or more block trades or privately arranged sales, provided that in the reasonable determination of the Acquiror (1) none of the buyers is a competitor of the Company and (2) none of the buyers would beneficially own more than 5% of the outstanding Common Shares following its purchase.

     (g) Pre-emptive Rights. If the Company proposes, following the date hereof, to issue any new Common Shares, any securities convertible or exchangeable into Common Shares, or any warrants or other rights to subscribe for Common Shares (“Relevant Securities”), the Company shall notify Acquiror in writing of such proposal (an “Issue Notice”). The Issue Notice shall specify the number and type of Relevant Securities to be offered by the Company and the material terms of the proposed offer (including the proposed price per Relevant Security to be paid by the proposed third party purchaser(s)).

          (i) Subject to Section 4(g)(vi) below, the Acquiror shall have the right to purchase such number of the Relevant Securities which are the subject of the Issue Notice so as to enable the Acquiror to hold, after the issue of the Relevant Securities, a pro rata portion of the Relevant Securities equal to the percentage of the issued share capital of the Company then beneficially owned by the Acquiror prior to the issuance of the Relevant Securities, provided that the Acquiror maintains an ownership interest equal to at least half of the New Common Shares acquired hereunder (as appropriately adjusted for share splits, share consolidation, share dividends, recapitalizations and the like), in each case upon the same terms and conditions set forth in the Issue Notice, by giving written notice to the Company of the exercise of this right within ten (10) Business Days (as defined below) of the giving of the Issue Notice. If such notice is not given by the Acquiror within such ten (10) Business Days (as defined below), the Acquiror shall be deemed to have elected not to exercise its rights under this Section 4(g) with respect to the issuance described in that specific Issue Notice. The parties acknowledge that any rights of the Acquiror to purchase the Relevant Securities pursuant to this Section 4(g) will lapse if completion thereof does not occur simultaneously with the Acquiror’s completion of the offering of Relevant Securities (or such later date as specified in Section 4(g)(vi) below) or at such other time and place as shall be mutually agreed by the Company and the Acquiror, provided that if the reason for the Acquiror’s failure to complete by the time specified above is solely due to a delay of the Governmental Entity in granting the relevant authorizations, approvals, permits, qualifications or exemptions, the Acquiror shall notify the Company in writing at least seven (7) days prior to the completion of the offering of the Relevant Securities to extend the completion date for Acquiror to a date within three (3) months or such other reasonable period as may be mutually agreed between the parties following the completion of the issue of the Relevant Securities, after such period the right of the Acquiror to purchase the Relevant Securities pursuant to this Section 4(g) shall lapse. A notice given by the Acquiror pursuant to this Section 4(g) shall be irrevocable.

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          (ii) Subject to Section 4(g)(i) above, the completion of the Acquiror’s purchase of Relevant Securities pursuant to this Section 4(g) shall occur simultaneously with the completion of the offering of Relevant Securities. For the avoidance of doubt, the completion by the Company of the offering of the Relevant Securities shall not be affected by the timing of the completion of any issue of the Relevant Securities to the Acquiror. The Acquiror shall execute and deliver to the Company all transaction documents related to Acquiror’s purchase of Relevant Securities as may be reasonably requested by the Company prior to the completion of the Acquiror’s purchase of Relevant Securities. At such completion, the Acquiror shall deliver the aggregate purchase price for the Relevant Securities to be purchased by the Acquiror pursuant to this Section 4(g).

          (iii) Any Common Shares issued to the Acquiror pursuant to this Section 4(g) shall be issued on the same terms and subject to the same conditions as the Relevant Securities are issued to any proposed third party purchaser(s), such terms and conditions being set out in the Issue Notice.

          (iv) The provisions of Section 4(g)(i) to (iii) shall not apply to:

          (1) the grant of any options, or the issue of any Relevant Securities pursuant to the exercise of share options granted (whether prior to or after the date of this Agreement), pursuant to any share purchase or share option plans of the Company in effect from time to time;

          (2) the issue of any Relevant Securities pursuant to any share incentive scheme operated by the Company from time to time;

          (3) the issue of any Common Shares or other securities pursuant to the conversion, exchange or exercise of any securities that were previously offered and/or issued to the Acquiror as Relevant Securities;

          (4) any offer of the Relevant Securities open for a period fixed by the Board to holders of Common Shares on the register of members on a fixed record date in proportion to their then holdings of Common Shares; provided that such offer of Relevant Securities is also made to the Acquiror;

          (5) an issue of Common Shares as fully paid to holders of Common Shares (including without limitation, Common Shares paid up out of distributable profits or reserves and/or share premium account issued in lieu of the whole or any part of any cash dividend and free distributions or bonus issue of Common Shares); provided that such issuance of Common Shares is also made to the Acquiror;

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          (6) an issue of the Relevant Securities pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; provided that such issuance is approved by the Board;

          (7) an issue of the Relevant Securities to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or commercial loan transaction approved by the Board;

          (8) an issue of Relevant Securities in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board; or

          (9) an issue of Relevant Securities to suppliers or third party service providers in connection with the provisions of goods or services pursuant to transactions approved by the Board.

          (v) The rights set forth in this Section 4(g) shall not apply with respect to and shall expire immediately prior to a transaction that would result in a change of control (as such term is defined under the Hong Kong Takeovers Code).

          (vi) The Company and Acquiror acknowledge and agree that the Acquiror’s exercise of the rights in this Section 4(g) shall in all cases be subject to compliance with the rules, regulations, laws and requirements of applicable government and regulatory bodies, including the Hong Kong Listing Rules, the Hong Kong Takeovers Code, the Stock Exchange of Hong Kong Limited and the Securities and Futures Commission of Hong Kong (including, where applicable, any requirements to obtain the approval of the shareholders of the Company) (“Applicable Law”), and shall take such steps reasonably necessary to give effect to the rights contained in this Section 4(g) in compliance with Applicable Law, provided that all costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Company shall be resolved in a manner consistent with any terms agreed to by the Company and the other potential investor(s) with respect to the issuance described in the relevant Issue Notice. In the case of any issuance of Relevant Securities prior to the consummation of the Closing, the issuance of the Relevant Securities to be acquired by the Acquiror pursuant to this Section 4(g) shall be deferred until, and shall be conditioned upon, the consummation of the Closing.

     (h) Voting Rights. The Acquiror agrees to vote all Common Shares held by the Acquiror or any controlled affiliate of the Acquiror to be voted on all matters submitted to a vote of the Company shareholders in such manner as recommended by the Board, other than in the case of any matter related to proposed Change of Control (as defined in the 2009 Settlement Agreement) of the Company, with respect to which the Acquiror and its controlled affiliates shall be free to vote in any manner they determine in their sole discretion.

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     (i) Waiver of Information. The Acquiror agrees that the Company shall not be obligated to provide the Acquiror with any information that is not otherwise publicly available, and the Acquiror waives any right to any such information.

     (j) Board Seats. The Acquiror acknowledges that the Acquiror is not entitled to designate any member to the Board in connection with the transactions contemplated hereby.

5. Conditions to Closing. The consummation of the Closing shall be subject to the satisfaction of the following conditions:

     (a) Governmental Approvals. The Acquiror and the Company shall have obtained each of the governmental authorizations and approvals identified in Schedule 5(a) hereto.

     (b) HKSE Listing. The Company shall have obtained approval for the listing of, and permission to deal in, the New Common Shares and the Warrant Shares, and for the issue of the Warrants, from the HKSE and such approvals shall not have subsequently been revoked prior to Closing.

     (c) Absence of Prohibition. No legislative body, court, administrative agency or commission or other governmental authority, instrumentality, agency or commission shall have enacted, issued, promulgated, enforced or entered any law or governmental regulation or order which has the effect of prohibiting the sale and issuance of the Securities.

6. Alternative Transaction. In the event the conditions to Closing set forth in Section 5 above have not been satisfied prior to June 30, 2010, at any time after such date, but in any event not later than the third anniversary of the date of this Agreement (such period, the “Election Period”), the Acquiror may elect, in its discretion, to direct the Company to effect the following transactions (the “Alternative Transaction”) in lieu of the issuance of the Securities to the Acquiror as contemplated hereby:

     (a) Election. The Acquiror will provide to the Company written notice of its election to cause the Company to effect the Alternative Transaction no later than the expiration of the Election Period.

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     (b) Share Placing or Share Offering. Within 60 days of receipt of such written notice pursuant to Section 6(a), subject to reasonable deferral if, in the good faith judgment of the Board, the filing of a registration statement or the making of an application for the approval for the listing of, and permission to deal in, the Common Shares would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the Share Placing or the Share Offering, the Company shall use all reasonable efforts to initiate, at its option, a primary, firm commitment placing involving the obtaining of subscriptions by or on behalf of the Company from institutional investors identified by the placing agent (the “Share Placing”) or a primary, firm commitment, fully underwritten public offering (the “Share Offering”), in either case, of a number of Common Shares equal to the New Common Shares and shall complete the Share Placing or the Share Offering as soon as reasonably practicable thereafter. The placing agent (in the case of a Share Placing) or the managing underwriter (in the case of a Share Offering) will be an internationally recognized investment banking firm reasonably acceptable to the Acquiror. The price at which the Common Shares will be sold to the institutional investors (in the case of a Share Placing) or the public (in the case of a Share Offering) will be such price as is recommended to the Company and the Acquiror by such investment banking firm in its professional judgment. All material terms of the Share Placing or the Share Offering, including the compensation arrangement of the placing agent or underwriters, will be subject to the approval of the Acquiror, which approval shall not be unreasonably withheld. The cash proceeds of the Share Placing or the Share Offering, net of commissions of the placing agent (in the case of a Share Placing) or the underwriters’ discounts (in the case of a Share Offering), shall be transmitted to the Acquiror by wire transfer to the account specified by the Acquiror immediately upon the consummation of the Share Placing or the Share Offering. All other expenses of the Share Placing or the Share Offering, including counsel fees and agent expenses, shall (i) in the event the Closing fails to occur due to the inability of the Acquiror to secure required approvals of the Republic of Taiwan Investment Commission of MOEA (Ministry of Economic Affairs), as contemplated by Section 5(a), be borne by the Acquiror, up to a maximum of US$100,000, with any excess to be borne by the Company, and (ii) in all other cases, be borne entirely by the Company.

     (c) Warrant Placing or Warrant Offering. Additionally, at any time following receipt of such written notice and prior to the expiration of the Election Period, provided that the average closing price of the Common Shares on the HKSE during the immediately preceding thirty (30) trading days (the “Average Price”) exceeds the per share exercise price that would then be payable under the terms of the Warrant had the Warrant been issued hereunder on the date of this Agreement (the “Exercise Price”), the Acquiror may deliver to the Company a written notice directing the Company to initiate, at the option of the Company, a further primary, firm commitment placing involving the obtaining of subscriptions from institutional investors identified by the placing agent (the “Warrant Placing”) or primary, firm commitment, fully underwritten public offering (the “Warrant Offering”), in either case, with respect to a number of Common Shares equal to the Warrant Shares that would have been issuable on exercise of the Warrant on such date had the Warrant been issued on the date of this Agreement. Within 60 days of receipt of such notice, the Company shall either:

          (i) use all reasonable efforts to initiate, at the option of the Company, a Warrant Placing or a Warrant Offering, provided that the Warrant Offering may be reasonably deferred if, in the good faith judgment of the Board, the filing of the registration statement or the making of an application for the approval for the listing of, and permission to deal in, the Common Shares would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the Warrant Placing or the Warrant Offering, and shall complete the Warrant Placing or the Warrant Offering as soon as reasonably practicable thereafter. The placing agent (in the case of a Warrant Placing) or the managing underwriter (in the case of a Warrant Offering) will be an internationally recognized investment banking firm reasonably acceptable to the Acquiror. The price at which the Common Shares will be sold to the institutional investors (in the case of a Warrant Placing) or the public (in the case of a Warrant Offering) will be such price as is recommended to the Company and the Acquiror by such investment banking firm in its professional judgment. All material terms of the Warrant Placing or the Warrant Offering, including the compensation arrangement of placing agent or underwriters, will be subject to the approval of the Acquiror, which approval shall not be unreasonably withheld. The cash proceeds of the Warrant Offering, net of commissions of the placing agent (in the case of a Warrant Placing) or the underwriters’ discounts (in the case of Warrant Offering) and the aggregate Exercise Price attributable to the Common Shares sold in the offering (which Exercise Price shall be payable to the Company), shall be transmitted to the Acquiror by wire transfer to the account specified by the Acqurior immediately upon the consummation of the Warrant Placing or the Warrant Offering. All other expenses of the Warrant Placing or the Warrant Offering, including counsel fees and agent expenses, shall (A) in the event the Closing fails to occur due to the inability of the Acquiror to secure required approvals of the Republic of Taiwan Investment Commission of MOEA (Ministry of Economic Affairs), as contemplated by Section 5(a), be borne by the Acquiror, up to a maximum of US$100,000, with any excess to be borne by the Company, and (B) in all other cases, be borne entirely by the Company; or

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          (ii) transmit to the Acquiror, by wire transfer, a cash sum equal to the product of (A) the positive difference between the Average Price and the Exercise Price and (B) the number of Common Shares that would have been issuable on exercise of the Warrant on such date ifthe Warrant had been issued on the date of this Agreement.

     (d) Satisfaction of Obligations. Upon remittance of all proceeds due and owing to the Acquiror upon consummation of the Share Placing or the Share Offering, the Company’s obligations to issue the New Common Shares hereunder shall terminate and be of no further force and effect. Upon remittance of all proceeds due and owing to the Acquiror upon consummation of the Warrant Placing or the Warrant Offering or the payment to the Acquiror of the amount provided in Section 6(c)(ii) above, the Company’s obligations to issue the Warrant or the Warrant Shares hereunder shall terminate and be of no further force and effect. In addition, the obligations of the Company to issue the New Common Shares or the Warrant hereunder, to the extent that such obligations have not been previously satisfied as a result of the failure of one or more conditions to the Closing hereunder, shall terminate upon the delivery of written notice of an election by the Acquiror to have the Company complete the Alternative Transactions or the expiration of the Election Period.

7. Miscellaneous.

     (a) Governing Law; Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other parties. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 7(a). There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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     (b) Effect of Completion. Without prejudice to other provisions of this Agreement, the representation, warranty, covenant or undertaking (the “Warranties”) contained in this Agreement shall remain in full force and effect notwithstanding Closing or the consummation of the Alternative Transaction and shall remain operative and in full force and effect until the expiration of the applicable statute of limitations, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Acquiror and (ii) acceptance of the New Common Shares, Warrant, or Warrant Shares or the proceeds of the Share Placing, the Share Offering, the Warrant Placing or the Warrant Offering, except as waived or released by the party entitled to enforce such Warranties. For the avoidance of doubt, the agreements and covenants set forth in Section 4 and this Section 7 shall survive in accordance with their terms.

     (c) Waivers. No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall: (i) affect that right, power or remedy; or (ii) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise or any other right, power or remedy.

     (d) Remedies. Except as otherwise expressly provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

     (e) Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

     (f) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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     (g) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. “Business Day” shall mean a day that is not a Saturday, Sunday or a public holiday in Taiwan, Hong Kong or the People’s Republic of China. “$” or “dollar” refers to United States dollars.

     (h) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     (i) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Acquiror, the Company, their affiliates and Persons acting on their behalf with respect to the matters addressed herein. This Agreement and the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of and agreement between the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Acquiror makes any representation, warranty, covenant or undertaking with respect to such matters. In entering into this Agreement and the other Transaction Documents, each party to such agreements acknowledges that it is not relying upon any pre-contractual statement which is not expressly set out in them. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Acquiror. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. For the purposes of this section, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the matters covered in this Agreement and/or the other Transaction Documents made or given by any person at any time prior to the date of this Agreement or the other Transaction Documents.

     (j) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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     If to the Company:

Semiconductor Manufacturing International Corporation
Address:	Suite 3003, 30th Floor
No. 9 Queen’s Road Central
Hong Kong
Telephone:	(+852) 2537-8588
Facsimile:	(+852) 2537 8206
Attention:	Anne Chen/Blondie Poon

with a copy (for informational purposes only) to:

Wilson Sonsini Goodrich & Rosati, P.C.
Address:	Jin Mao Tower, 38F
88 Century Boulevard
Pudong New Area, Shanghai 200121
People’s Republic of China
Telephone:	(+86-21) 6165-1700
Facsimile:	(+86-21) 6165-1799
Attention:	Carmen Chang, Esq.

If to the Acquiror:

Taiwan Semiconductor Manufacturing Company, Ltd.
Address:	No. 8 Li-Hsin Road 6, Hsin-Chu Science Park
Hsin-Chu, Taiwan, Republic of China
Telephone:	(+886) 3-5682002
Facsimile:	(+886) 3-5678689
Attention:	General Counsel

with a copy (for informational purposes only) to:

Weil, Gotshal & Manges LLP
Address:	200 Crescent Court, Suite 300
Dallas, Texas 75201
United States of America
Telephone:	+1 (214) 746 7700
Facsimile:	+1 (214) 746 7777
Attention:	R. Scott Cohen

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     (k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Acquiror may assign the right to acquire the Securities hereunder to any affiliate so long as such assignment would not reasonably be expected to impose any material delay in the consummation of the transactions contemplated hereunder. If such assignment is made, then all references herein to the Acquiror shall be deemed references to such other entity, except that all representations and warranties made herein with respect to the Acquiror as of the date of this Agreement shall be deemed representations and warranties made with respect to such other entity as of the date of such assignment.

     (I) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     (m) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Acquiror and the Company have caused its respective signature page to this Share and Warrant Issuance Agreement to be duly executed as of the date first written above.

[Signature Page to Share and Warrant Issuance Agreement]

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Schedule 5(a) – Approvals

Republic of Taiwan Investment Commission of MOEA (Ministry of Economic Affairs)

Any required antitrust approvals, filings or notifications.

Exhibit A

Warrant Agreement

[Please see attached.]

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WARRANT AGREEMENT

     This WARRANT AGREEMENT, dated as of [______ __, 20__] (the “Agreement”), is made by and between Taiwan Semiconductor Manufacturing Company, Ltd., a Taiwanese corporation having a place of business located at No.8 Li-Hsin Road 6, Hsin-Chu Science Park, Hsin-Chu, Taiwan, Republic of China (the “Initial Holder”), and Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands having a place of business located at No. 18 Zhang Jiang Road, Pudong New Area, Shanghai 201203, People’s Republic of China (the “Company”).

W I T N E S S E T H

     WHEREAS, the Initial Holder and the Company entered into that certain Settlement Agreement, dated November 9, 2009 (the “2009 Settlement Agreement”), whereby the Initial Holder and the Company settled and resolved various litigation and disputes as specified therein;

     WHEREAS, in connection with the execution of the 2009 Settlement Agreement, the Initial Holder and the Company entered into that certain Share and Warrant Issuance Agreement dated November 9, 2009 (the “Share and Warrant Issuance Agreement”); and

     WHEREAS, pursuant to the Share and Warrant Issuance Agreement, the Company proposes to issue warrants (each a “Warrant” and collectively, the “Warrants”) to initially purchase [695,914,030] validly issued and fully paid common shares, par value US$.0004 of the Company (the “Common Shares, with the Common Shares deliverable upon exercise of the Warrants being referred to herein as the “Warrant Shares”).

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the Company and the Initial Holder hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions.

     (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Share and Warrant Issuance Agreement.

     (b) The following terms shall have the meanings set forth below.

     “Affiliate” means “affiliate” within the meaning of Rule 144(a)(1) under the Securities Act.

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     “Agreement” shall mean this Warrant Agreement, together with all annexes attached hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     “Applicable Law” means any statute, rule, regulation, law or ordinance, or any judgment, decree or order.

     “Assignment Form” means the assignment form attached as Annex C to a Warrant.

     “Board” means the board of directors of the Company.

     “Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York, Taiwan or Hong Kong.

     “Capital Stock” means the Common Shares, and any other shares of the Company.

     “Cash” means money, currency or a credit balance in a demand deposit account.

     “Common Share Equivalents” means any Capital Stock, evidence of indebtedness, Options or other securities or rights exercisable for, convertible into or exchangeable for Common Shares (including the Warrants).

     “Common Shares” has the meaning set forth in the preamble.

     “Company” has the meaning set forth in the preamble.

     “Delivery Date” has the meaning given to such term in Section 4.3(a).

     “Distribution” means, in respect of any Person, (a) the payment or making of any dividend or other distribution of Property in respect of capital stock of such Person or (b) the redemption or other acquisition of any capital stock of such Person.

     “Exchange Form” means the exchange form attached as Annex B to a Warrant.

     “Exchange Number” has the meaning given to such term in Section 4.2.

     “Exercise Form” means the exercise form attached as Annex A to a Warrant.

     “Exercise Price” means HK$1.30 per Warrant Share, subject to change from time to time in the manner provided in Article V.

     “Expiration Time” means 11:59 p.m., Hong Kong Time, on the date that is three (3) years after the date hereof. If such day is not a Business Day, the Expiration Time shall be extended until 11:59 p.m., Hong Kong Time on the next Business Day.

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     “Extraordinary Event” means the occurrence of any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all of the property of the Company and its subsidiaries, considered as a whole, or the Company merges, consolidates or amalgamates with or into any other Person pursuant to a transaction other than a transaction in which the holders of the outstanding Capital Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Capital Stock of the surviving person immediately after such transaction and in substantially the same proportion as before the transaction.

     “Fair Market Value” means, with respect to Property, the fair market value of such Property as determined by the Board in good faith as of the date of determination, without discount for lack of liquidity or minority position; provided, however, that if the holder of this Warrant disputes such determination, the fair market value of such Property will be determined, at the expense of the Company, by an internationally recognized investment bank, selected by the Board, with experience in making valuations of such type. Notwithstanding the foregoing, if the Property is then Publicly Traded (or if the Property is not Publicly Traded but a derivative form thereof is Publicly Traded in the form of depositary shares or depositary receipts), then the value shall be deemed to be the average of the closing prices of such Property on such exchange (as reported by Bloomberg) or system over the five (5) trading days immediately prior to the date of determination, which shall be the Delivery Date in the case of exercise of the Warrants.

     “Fully Diluted Basis” means the number of Common Shares that would be issued and outstanding at such time, assuming full conversion, exercise or exchange of all issued and outstanding Common Share Equivalents and Options that shall be (or may become) exchangeable for, or exercisable for or convertible into, Common Shares, including the exercise of the Warrant for the Warrant Shares.

     “Governing Documents” means as to any Person, its memorandum and articles of association and/or other applicable constitutional, organizational or governing documents of such Person.

     “Holder” means with respect to any Warrant, the holder of such Warrant as set forth in the Warrant Register, which as of the date hereof is the Initial Holder.

     “Initial Holder” has the meaning set forth in the preamble.

     “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     “Options” means any warrants, options or other rights to subscribe for or to purchase (a) Capital Stock or (b) Common Share Equivalents.

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     “Other Equity Securities” means any capital stock, other than the Common Shares, Common Share Equivalents or Options.

     “Other Transaction Documents” means the (a) the Warrant, (b) the Share and Warrant Issuance Agreement and (c) the 2009 Settlement Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     “Person” means an individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     “Publicly Traded” means, with respect to any security, that such security is (a) listed on the Hong Kong Stock Exchange or (b) listed (either directly or indirectly represented by American Depositary Receipts) on the New York Stock Exchange or a similar successor organization.

     “Requisite Holders” means, as of any date of determination, Holders holding Warrants representing a majority of the Warrant Shares that are either (a) previously issued and are then outstanding or (b) issuable upon exercise of Warrants then outstanding; provided that any Warrants or Warrant Shares held by the Company or its Affiliates shall not be counted in either the numerator or the denominator of the calculation of Requisite Holders. For the purpose of any matter applicable only to Warrants and not Warrant Shares, “Requisite Holders” will be Holders holding a majority of Warrants without regard to Warrant Shares.

     “Responsible Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any executive officer of such Person.

     “Securities Act” means the Securities Act of 1933, as amended, of the United States, or any similar United States federal statute, and the rules and regulations of the United States Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

     “Share and Warrant Issuance Agreement” has the meaning given to such term in the preamble.

     “Transfer” means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

     “Warrant” has the meaning set forth in the preamble.

     “Warrant Register” has the meaning given to such term in Section 3.1(b).

     “Warrant Shares” has the meaning set forth in the preamble.

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1.2 Rules of Construction.

     The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defmed. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes hereto, as the same may from time to time be amended, restated, supplemented or otherwise modified, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Any reference to any term contained in any other agreement or other document shall be deemed to be a reference to such term in the applicable agreement or document as in effect as of the date hereof, unless the Requisite Holders have consented to any amendment of such applicable agreement since the date hereof, in which case such reference shall be deemed to be a reference to such term in the applicable agreement or document, as amended through the date of the most recent consent by the Requisite Holders. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. “HK$” shall mean Hong Kong dollars and “US$” shall mean United States dollars.

ARTICLE II
ISSUANCE OF WARRANTS AND AUTHORIZATION OF WARRANT SHARES

2.1 Issuance of Warrants to Initial Holder; Warrant Agreement.

     The Company shall issue and deliver Warrants, dated as of the date hereof, to the Holder in accordance with this Agreement and the Share and Warrant Issuance Agreement on the Closing Date (as defined in the Share and Warrant Issuance Agreement). The provisions of this Agreement shall apply to all Warrants (and, to the extent applicable, Warrant Shares), and each Holder that is not a party to this Agreement, by its acceptance of a Warrant or a Warrant Share, agrees to be bound by the applicable provisions hereof.

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2.2 Authorization of Warrant Shares.

     From and after the date hereof, the Company shall at all times have authorized, and keep available, free from preemptive or similar rights, taxes, and Liens and charges with the respect to the issue thereof (arising under Cayman Islands law, the Governing Documents or any agreement or instrument to which the Company is a party or subject) for the purpose of enabling it to satisfy any obligation to issue Warrant Shares, upon the exercise or exchange of the Warrants, the number of authorized but unissued Warrant Shares issuable upon exercise or exchange of all outstanding Warrants. The Company shall promptly take all actions necessary to ensure that Warrant Shares shall be duly and validly authorized and, when issued upon exercise or exchange of any Warrant in accordance with the terms hereof, shall be duly and validly issued and fully paid, free and clear of all taxes, Liens (except to the extent of any applicable provisions of this Agreement) and all preemptive or similar rights, and free of restrictions on transfer other than as expressly contemplated by the Other Transaction Documents. If any securities to be authorized for the purpose of exercise of this Warrant require approvals or registrations under applicable securities laws, the Company will use its reasonable best efforts to obtain such approvals or registrations as may be appropriate.

2.3 No impairment.

     The Company shall not by any action, including amending its Governing Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon request of the Holder, the Company will at all times during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

ARTICLE III
CERTAIN ADMINISTRATIVE PROVISIONS

3.1 Form of Warrant; Register.

     (a) Each Warrant issued hereunder shall be in the form of Exhibit A attached hereto (each, a “Warrant”) and shall be executed on behalf of the Company by a Responsible Officer of the Company. Each Warrant shall bear the legend(s) appearing on the first page of such form, except that the Company shall promptly remove any such legend from a Warrant from and after such time as all the restrictions to which such legend relates no longer apply. Upon initial issuance, each Warrant shall be dated as of the date of signature thereof by the Company. Irrespective of any adjustments in the Exercise Price or the number or kind of Common Shares or other Property issuable upon the exercise of the Warrants, any Warrants theretofore or thereafter issued may, as a matter of form, continue to express the same Exercise Price and the same number of Warrant Shares issuable upon the exercise of such Warrants as were stated in the Warrants initially issued pursuant the Share and Warrant Issuance Agreement, however such adjustments that have theretofore been made shall nevertheless be binding and effective.

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     (b) Each Warrant issued, exchanged or Transferred hereunder shall be registered in a warrant register (the “Warrant Register”) maintained at the principal office of the Company, in which register the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Warrant Register shall set forth (i) the number of each Warrant, (ii) the name and address of the Holder thereof, (iii) the original number of Warrant Shares purchasable upon the exercise thereof, (iv) the number of Warrant Shares purchasable upon the exercise thereof, as adjusted from time to time in accordance with this Agreement, and (v) the Exercise Price for each Warrant Share, as adjusted from time to time in accordance with this Agreement. The Warrant Register will be maintained by the Company and will be available for inspection by any Holder at the principal office of the Company or such other location as the Company may designate to the Holders in the manner set forth in Section 7.1. The Company shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person. The Company may, with the written consent of the Holder (such consent not to be unreasonably withheld), appoint a transfer agent or other agency with an office in Hong Kong to be the transfer agent and registrar for the Common Shares as the Company’s agent for the purpose of (a) maintaining the register described herein, (ii) issuing Common Shares on the exercise of this Warrant pursuant to Section 4.1, (iii) exchanging this Warrant pursuant to Section 3.2, and (iv) replacing this Warrant pursuant to Section 3.2.

3.2 Exchange of Warrants for Warrants.

     (a) The Holder may exchange any Warrant issued hereunder for another Warrant of like kind and tenor representing in the aggregate the right to purchase the same number and class or series of Warrant Shares that could be purchased pursuant to the Warrant being so exchanged. In order to effect an exchange permitted by this Section 3.2, the Holder shall deliver to the Company such Warrant accompanied by a written request signed by the Holder thereof specifying the number and denominations of Warrants to be issued in such exchange and, subject to the transfer restrictions contained in the Other Transaction Documents, the names in which such Warrants are to be issued. As promptly as practicable but in any event within two (2) Business Days of receipt of such a request, the Company shall, without charge, issue, register and deliver to the Holder thereof each Warrant to be issued in such exchange and make any necessary changes to the Warrant Register.

     (b) Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (if the Holder is a financial institution or other institutional investor, its own indemnity agreement being satisfactory) or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall, without charge, issue, register and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.

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3.3 Mechanics of Transfer of Warrants.

     (a) Subject to the further provisions of this Agreement, the Other Transaction Documents and applicable securities laws, each Warrant may be Transferred, in whole or in part, by the Holder thereof by delivering to the Company such Warrant accompanied by a properly completed, duly executed, Assignment Form. As promptly as practicable but in any event within two (2) Business Days of receipt of such Assignment Form, the Company shall, without charge, issue, register and deliver to the Holder thereof a new Warrant of like kind and tenor representing in the aggregate the right to purchase the same number of Warrant Shares that could be purchased pursuant to the Warrant being Transferred. Any Warrant, if properly assigned in compliance with the provisions hereof, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

     (b) At the request of the Company, any Person to whom a Warrant is Transferred in accordance with this Article III shall execute and deliver to the Company the assignment form in the form of Annex C to the Warrant pursuant to which such Person agrees to become a party to, and to be bound by the terms of and entitled to the benefits under this Agreement.

ARTICLE IV
EXERCISE OF WARRANT; EXCHANGE FOR WARRANT SHARES

4.1 Exercise of Warrants; Expiration.

     (a) On any Business Day on or prior to the Expiration Time, a Holder may exercise a Warrant, in whole or in part, by delivering to the Company such Warrant accompanied by a properly completed Exercise Form and consideration in the form set forth in Section 4.1(b) in an aggregate amount equal to the product of (x) the Exercise Price and (y) the number of Warrant Shares being purchased. Any partial exercise of a Warrant shall be for a whole number of Warrant Shares only.

     (b) Upon exercise of a Warrant, in whole or in part, the Holder thereof shall deliver to the Company the aggregate Exercise Price:

          (i) by wire transfer of immediately available funds to a bank account designated by the Company or a certified check payable to the Company;

          (ii) by surrender of a number Warrant Shares having a Fair Market Value equal to the aggregate Exercise Price; or

          (iii) a combination of the methods set forth in clauses (i) and (ii).

     (c) A Warrant shall terminate and become void as of the earlier of (x) the Expiration Time and (y) the date such Warrant is exercised in full.

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4.2 Exchange for Warrant Shares.

     On any Business Day on or prior to the Expiration Time, a Holder may exchange a Warrant, in whole or in part, for Warrant Shares by delivering to the Company such Warrant accompanied by a properly completed Exchange Form. The number of Warrant Shares to be received by a Holder upon such exchange shall be equal to the number of Warrant Shares allocable to the portion of the Warrant being exchanged (the “Exchange Number”), as specified by such Holder in the Exchange Form, minus a number of Warrant Shares equal to the quotient obtained by dividing (i) the product of (x) the Exercise Price and (y) the Exchange Number by (ii) the Fair Market Value of one Warrant Share as of the Delivery Date.

4.3 Issuance of Warrant Shares.

     (a) Issuance of Warrant Shares. As promptly as practicable but in any event within two (2) Business Days following the first date on which each of the following items has been delivered to the Company (the “Delivery Date”): (i) an Exercise Form or Exchange Form in accordance with Section 4.1 or 4.2, (ii) the related Warrant and (iii) any required payment of the Exercise Price, the Company shall, without charge, upon compliance with the applicable provisions of this Agreement, issue to such Holder one or more stock certificates or other appropriate evidence of ownership of the aggregate number of Warrant Shares to which the Holder of such Warrant is entitled and the other securities or Property (including any Cash) to which such Holder is entitled, in such denominations, and registered or otherwise placed in, or payable to the order of, such name as may be directed in writing by such Holder. The Company shall deliver such stock certificates or evidence of ownership and any other securities or Property (including any Cash) to the Person entitled to receive the same, together with an amount in Cash in lieu of any fraction of a Warrant Share (or fractional interest in any other security), as hereinafter provided. If any securities included in the Warrant Shares are Publicly Traded, then at the request of such Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such securities to such Holder through the Depository Trust Company’s Deposit/Withdrawal at Custodian system or the Central Clearing and Settlement System of the Hong Kong Exchanges and Clearing Limited market system, or similar organization, as applicable.

     (b) Partial Exercise or Exchange. If a Holder shall exercise or exchange a Warrant for less than all of the Warrant Shares that could be purchased or received thereunder, the Company shall issue, register and deliver to the Holder, as promptly as practicable but in any event within two (2) Business Days following the Delivery Date, a new Warrant evidencing the right to purchase the remaining Warrant Shares represented by such Warrants. In the case of an exchange pursuant to Section 4.2, the number of remaining Warrant Shares represented by such Warrant shall be the original number of Warrant Shares subject to the Warrant so exchanged reduced by the Exchange Number. Each Warrant surrendered pursuant to Section 4.1 or 4.2 shall be cancelled.

     (c) Fractional Shares. The Company shall not be required to issue fractional Warrant Shares or fractional units of any other security upon the exercise or exchange of a Warrant. If any fraction of a Warrant Share or fractional unit of any other security would be issuable on the exercise or exchange of any Warrant, the Company may, in lieu of issuing such fraction of a Warrant Share or fractional unit, pay to such Holder for any such fraction an amount in Cash equal to the product of (x) such fraction and (y) the Fair Market Value for one Warrant Share or for a unit of such other security, as the case may be, as of the Delivery Date.

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     (d) Record Ownership. To the extent permitted by Applicable Laws, the Person in whose name any certificate for Warrant Shares or other evidence of ownership of any other security is issued upon exercise or exchange of a Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares or other security on the Delivery Date, irrespective of the date of delivery of such certificate or other evidence of ownership (subject, in the case of any exercise to which Section 4.3(f) applies, to the consummation of a transaction upon which such exercise is conditioned, in which case the date of fulfillment of all conditions shall be deemed to be the date that such Holder shall for all purposes be deemed to have become a holder of record of such Warrant Shares), notwithstanding that the transfer books of the Company shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to such Person.

     (e) Listings. The Company shall promptly take all action that may be necessary so that any such securities, immediately upon their issuance upon exercise or exchange of Warrants, will be listed on the Hong Kong Stock Exchange, if any other securities of the Company of the same class or type are then so listed or quoted.

     (f) Conditional Exercise or Exchange. Any Exercise Form or Exchange Form delivered under Section 4.1 or 4.2 may condition the exercise or exchange of any Warrant on the consummation of a transaction being undertaken by the Company or the Holder of such Warrant, and such exercise or exchange shall not be deemed to have occurred except concurrently with the consummation of such transaction, except that, for purposes of determining whether such exercise or exchange is timely, it shall be deemed to have occurred on the Delivery Date. If any exercise of a Warrant is so conditioned, then, subject to delivery of the items required by Section 4.3(a) and compliance with the other terms hereof, the Company shall deliver the certificates and other evidence of ownership of other securities or other Property in such manner as such Holder shall direct as required in connection with the consummation of such transaction upon which the exercise or exchange is conditioned. If, at any time prior to the consummation of a conditional exercise or exchange, such Holder shall give notice to the Company that such transaction has been abandoned or such Holder has withdrawn from participation in such transaction, the Company shall return the items delivered pursuant to Section 4.3(a), and such Holder’s election to exercise such Warrant shall be deemed rescinded.

ARTICLE V
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES

5.1 General.

     The Exercise Price and the number and kind of Warrant Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time in accordance with this Article V.

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5.2 Distributions, Subdivisions and Combinations.

     If, at any time after the Closing Date, the Company shall:

          (i) make a Distribution in Common Shares;

          (ii) subdivide, split or reclassify its outstanding Common Shares into a larger number of Common Shares; or

          (iii) combine its outstanding Common Shares into a smaller number of Common Shares;

then (A) the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted so as to equal the number of Warrant Shares that the Holder of such Warrant would have held immediately after the occurrence of such event if the Holder had exercised such Warrant for Common Shares immediately prior to the occurrence of such event (or, in the case of clause (i), the record date therefor) and (B) the Exercise Price shall be adjusted to be equal to the product of (x) the Exercise Price immediately prior to the occurrence of such event and (y) a fraction (1) the numerator of which is the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to the adjustment in clause (A) and (2) the denominator of which is the number of Warrant Shares issuable upon exercise of such Warrant immediately after the adjustment in clause (A); provided, that in no event shall such adjustment result in an Exercise Price per share which is less than the par value per Warrant Share. An adjustment made pursuant to this Section 5.2 shall become effective immediately after the occurrence of such event retroactive to the record date, if any, for such event. Additionally, the Exercise Price shall be adjusted in the manner contemplated by clause (B).

5.3 Reorganizations, Mergers and Consolidations.

     If any Extraordinary Event shall be effected, then, as a condition of such Extraordinary Event, the Company shall cause lawful and adequate provision to be made whereby the registered holder of this Warrant shall thereafter have the right to purchase and receive, upon exercise hereof and the payment of the exercise price, in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or Property (including Cash) as may be issued or payable with respect to or in exchange for a number of Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant had such Extraordinary Event not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or Property thereafter deliverable upon the exercise hereof. The foregoing provisions shall similarly apply to successive Extraordinary Events. The Company shall not effect any consolidation, merger or sale that constitutes an Extraordinary Event unless, prior to the consummation thereof, the successor company (if other than the Company) resulting from such consolidation or merger or the company purchasing assets in an Extraordinary Event shall assume by written instrument executed and mailed to the registered Holder at the last address of such registered Holder appearing on the books of the Company, the obligation to deliver to such registered Holder such shares of stock, securities or Property as, in accordance with the foregoing provisions, such registered Holder may be entitled to purchase or receive.

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5.4 Adjustment upon Issuance of Common Shares or Common Share Equivalents.

     If at any time or from time to time after November 9, 2009 the Company issues or sells, or is deemed to have issued or sold (including, without limitation, pursuant to any “equity appreciation right,” “phantom equity” or otherwise), any Common Shares (or Common Share Equivalents, as described in Section 5.5(a)) for a consideration per share less than the Exercise Price per Common Share at the time of such issuance or sale, then forthwith upon such issue or sale, the number of Warrant Shares shall be increased by multiplying such number by a fraction (A) the numerator of which is the Exercise Price and (B) the denominator of which is determined by dividing (i) the sum of (x) the Exercise Price multiplied by the number of Common Shares outstanding immediately prior to such issue or sale plus (y) the aggregate consideration, if any, received by the Company upon such issue or sale by (ii) the number of Common Shares outstanding immediately after such issue or sale.

5.5 Effect on Warrant Shares of Certain Events.

     For purposes of determining the adjusted number of Warrant Shares under Section 5.4 above, the following shall be applicable:

     (a) Issuance of Common Share Equivalents. If the Company in any manner grants or issues any Common Share Equivalents and the lowest price per Common Share for which any one Common Share or analogous economic right is issuable upon the exercise of any such Common Share Equivalent is less than the Exercise Price at the time of the granting or issuing of such Common Share Equivalent, then such Common Share will be deemed to have been issued and sold by the Company for such price per Common Share. For purposes of this paragraph, the “lowest price per share” will be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share or analogous economic right upon the exercise of the Common Share Equivalent (whether by conversion, exchange or otherwise) or other similar indication of the price per Common Share as of the time of granting (such as the floor value for stock appreciation rights). No further adjustment of the Warrant Shares will be made upon the actual issue of such Common Shares or upon the exercise of any rights under such Common Share Equivalents.

     (b) Change in Option Price or Conversion Rate. If the purchase price provided for in any Common Share Equivalent, the additional consideration (if any) payable upon the issue, conversion or exchange of any Common Share Equivalent or the rate at which any Common Share Equivalent is convertible into or exercisable or exchangeable for Common Shares changes at any time, the number of Warrant Shares issuable at the time of such change will be readjusted to the number of Warrant Shares that would have been issuable at such time had such Common Share Equivalents provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in a decrease in the number of Warrant Shares then issuable, such adjustment will not be effective until 30 days after written notice thereof has been given by the Company to the Holders of the Warrants.

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     (c) Treatment of Expired and Unexercised Common Share Equivalents. Upon the expiration of any Common Share Equivalents or the termination of any right to convert or exchange any Common Share Equivalents without the exercise of such Common Share Equivalents, the number of Warrant Shares then issuable will be adjusted to the number of Warrant Shares that would have been issuable at the time of such expiration or termination had such Common Share Equivalents to the extent outstanding immediately prior to such expiration or termination, never been issued.

5.6 Other Actions Affecting Equity Securities.

     If at any time or from time to time the Company shall take any action affecting its capital stock (including, without limitation, the creation of equity appreciation rights or phantom equity), other than any action of a type otherwise described in this Article V, then the number of Warrant Shares issuable upon exercise of each Warrant shall be adjusted (with a corresponding adjustment to the Exercise Price) to such extent, if any, and in such manner and at such time, as the Board shall, in the good faith exercise of its reasonable business judgment, determine to be equitable in the circumstances; provided that no such adjustment shall decrease the number of Warrant Shares issuable upon exercise of such Warrant or increase the Exercise Price.

5.7 Miscellaneous.

     (a) Calculation of Consideration Received. If any Common Shares, Common Share Equivalents or Other Equity Securities are issued or sold or deemed to have been issued or sold for Cash, then the consideration received therefor shall be deemed to be the net amount received or to be received by the Company therefor. If any Common Shares, Common Share Equivalents or Other Equity Securities are issued or sold for consideration other than Cash (including in connection with any merger in which the Company issues such securities), then the amount of the consideration other than Cash received by the Company shall be the Fair Market Value of such consideration, as of the date of receipt.

     (b) Treasury Shares. The number of Common Shares outstanding at any given time does not include Common Shares owned or held by or for the account of the Company or any Affiliate of the Company, and the disposition of any Common Shares so owned or held shall be considered an issuance of Common Shares.

     (c) Notice; Adjustment Rules. Whenever the Exercise Price or the number of issuable Warrant Shares shall be adjusted as provided in this Article V, the Company shall provide to each Holder a statement, signed by a Responsible Officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of issuable Warrant Shares applicable to each Warrant after giving effect to such adjustment. All calculations under this Article V shall be made to the nearest one thousandth of a cent ($.00001) or to the nearest one-thousandth of a share, as the case may be. Adjustments pursuant to this Article V shall apply to successive events or transactions of the types covered thereby. Notwithstanding any other provision of this Article V, no adjustment shall be made to the number of issuable Warrant Shares or to the Exercise Price if such adjustment represents less than .5% of the number of issuable Warrant Shares previously required to be so issued, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to .5% or more of the number of Warrant Shares to be so issued.

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5.8 Excluded Issuances. Notwithstanding any other provision of this Article V, no adjustment shall be made pursuant to this Article V in respect of (i) the issuance of Common Shares pursuant to any adjustment provided for in this Article V or (ii) securities issued upon the exercise of Warrants.

ARTICLE VI
COVENANTS OF THE COMPANY

6.1 No Avoidance; Further Assurances.

     The Company will not, by amendment of its Governing Documents or through any Extraordinary Event, reorganization, Transfer of Properties, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders hereunder against impairment. Each party hereto shall, without further consideration, make, execute, acknowledge and deliver such other instruments and documents, and take or cause to be taken all actions as may be necessary or appropriate in order to effect the purposes of this Warrant.

6.2 Preemptive Rights.

     Except as otherwise provided herein or in the Other Transaction Documents, no Warrant shall entitle the holder thereof to any preemptive rights or any other rights as a shareholder of the Company, as such except for those rights as a stockholder of the Company that attach to the Warrant Shares following their issuance upon the exercise of any Warrant.

6.3 Sale of Warrants.

     In any merger, consolidation, reorganization, repurchase or reclassification or similar transaction, in which holders of Capital Stock sell or otherwise Transfer Capital Stock held by them, the Company will use commercially reasonable efforts to cause the transaction to be structured to permit the Holders to deliver Warrants in connection with any such transaction without requirement for exercise thereof as a condition to participation and for consideration not less than the consideration such Holders would have received had such Holders exercised their Warrants immediately prior thereto, less any applicable Exercise Price, unless such arrangement would result in a material legal, tax or similar detriment to the Company, a significant counterparty to the transaction or their respective securityholders.

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ARTICLE VII
MISCELLANEOUS

7.1 Notices.

     All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, telecopier or overnight air courier guaranteeing next day delivery:

(i) if to the Company, to:

Semiconductor Manufacturing International Corporation
Address:	Suite 3003, 30th Floor
No. 9 Queen’s Road Central
Hong Kong
Telephone:	(+852) 2537 8588
Facsimile:	(+852) 2537 8206
Attention:	Anne Chen/Blondie Poon

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
Address:	Jin Mao Tower, 38F
88 Century Boulevard
Pudong New Area, Shanghai 200121
People’s Republic of China
Telephone:	(+86-21) 6165-1700
Facsimile:	(+86-21) 6165-1799
Attention:	Carmen Chang, Esq.

(ii) if to the Holder, to

Taiwan Semiconductor Manufacturing Co., Ltd.
Address:	No. 8 Li-Hsin Road 6, Hsin-Chu Science Park
Hsin-Chu, Taiwan, Republic of China
Telephone:	(+886) 3-5682002
Facsimile:	(+886) 3-5678689
Attention:	General Counsel

with a copy to:

Weil, Gotshal & Manges LLP
Address:	200 Crescent Court, Suite 300
Dallas, Texas 75201
United States of America
Telephone:	+1 (214) 746 7700
Facsimile:	+1 (214) 746 7777
Attention:	R. Scott Cohen

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     Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The parties may change the addresses to which notices are to be given by giving five days’ prior notice of such change in accordance herewith.

7.2 No Voting Rights; Limitation of Liability.

     Except as otherwise provided herein, no Warrant shall entitle the holder thereof to any voting rights or any other rights as a stockholder of the Company, as such. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as an equity holder of the Company.

7.3 Amendments and Waivers.

     (a) Written Document. Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Company and the Requisite Holders; provided that no such amendment or modification shall without the written consent of each Holder affected thereby (i) shorten the Expiration Time of any Warrant, (ii) increase the Exercise Price of any Warrant, (iii) change any of the provisions of this Section 7.3(a) or the definition of “Requisite Holders” or any other provision hereof specifying the number or percentage of Holders required to waive, amend, or modify any rights hereunder or required to make any determination or grant any consent hereunder or otherwise to act with respect to this Agreement or any Warrants, (iv) change any of the provisions of Article V or (v) increase the obligations of any Holder.

     (b) No Waiver. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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7.4 Remedies.

     Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement, all rights and remedies which such Holder has been granted at any time under any other agreement or instrument and all of the rights and remedies such Holder may have at law or in equity. The remedies provided herein are cumulative and not exclusive. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity. The Company acknowledges and agrees that irreparable damage would occur to the holder of this Warrant and that such Holder will not have an adequate remedy at law in the event that any of the provisions of this Warrant to be performed by the Company were not performed in accordance with their specific terms or were otherwise breached. Therefore, the Holder of this Warrant is entitled to an injunction or injunctions to prevent breaches of this Warrant by the Company and to specifically enforce the terms and provisions of this Warrant against the Company in any court of competent jurisdiction, without bond or other security being required, and appropriate injunctive relief may be applied for by such Holder and granted in connection therewith.

7.5 Binding Effect.

     Subject to the limitations set forth in this Agreement and the Other Transaction Documents, each Holder has the right to assign or otherwise Transfer its rights under this Agreement or any Warrants or Warrant Shares held by it. The Company shall not assign its rights or obligations hereunder except in the context of an Extraordinary Transaction, as contemplated herein. This Agreement shall be binding upon and inure to the benefit of the Company, each Holder and their successors and permitted assigns.

7.6 Counterparts.

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.7 Governing Law; Jurisdiction and Venue.

     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 7.7. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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7.8 Benefits of this Agreement.

     Nothing in this Agreement shall be construed to give to any Person other than the Company and each Holder of a Warrant or a Warrant Share any legal or equitable right, remedy or claim hereunder.

7.9 Headings.

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.10 Aggregation of Warrants and Warrant Shares.

     All Warrants and Warrant Shares held or acquired by any Person and its Affiliates shall be aggregated together for purposes of measuring any numerical thresholds used in determining the availability to such Person and its Affiliates, taken collectively, of rights under this Agreement and the applicability of obligations and restrictions under this Agreement.

7.11 Operative Date.

     This Agreement shall become operative on the date hereof.

[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, each party hereto has caused this Warrant Agreement to be duly executed and delivered by its authorized signatory, all as of the date and year first above written.

SEMICONDUCTOR MANUFACTURING
INTERNATIONAL CORPORATION

By:
Name: Jiang Shang Zhou
Title: Chairman of the Board

By:
Name: Richard Ru-Gin Chang
Title: Chief Executive Officer

TAIWAN SEMICONDUCTOR MANUFACTURING
COMPANY, LTD.

By:
Name: F.C. Tseng
Title: Vice Chairman

[Signature Page to Warrant Agreement]

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Exhibit A to the Warrant Agreement

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

     ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SHARE AND WARRANT ISSUANCE AGREEMENT, DATED AS OF NOVEMBER 9, 2009, AND THE WARRANT AGREEMENT, DATED AS OF [________ __, 20__], AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

Semiconductor Manufacturing International Corporation

No. W - l	[________, __, 20__]

Common Share Purchase Warrant

     THIS CERTIFIES that, for value received, Taiwan Semiconductor Manufacturing Company, Ltd., a Taiwanese corporation (the “Holder”), or its assigns, is entitled to purchase from Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), [695,914,030] common shares, US$.0004 par value (the “Common Shares”), of the Company (the “Warrant Shares”), at the price (the “Exercise Price”) of HK$1.30 per share, at any time or from time to time during the period commencing on the date hereof and ending at 11:59 P.M. Hong Kong Time on the Expiration Time (as defined in the Warrant Agreement).

     The Holder may exercise all or any part of such rights at any time or from time to time prior to the Expiration Time.

     This Warrant has been issued pursuant to the Warrant Agreement dated as of [________ __, 20__] (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant Agreement”) between the Company and the Holder named therein, and is subject to the terms and conditions, and the Holder is entitled to the benefits, thereof. A copy of the Warrant Agreement is on file and may be inspected at the principal executive office of the Company. The Holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Warrant Agreement.

A-1

     SECTION 1. Exercise of Warrant. On any day on or prior to the Expiration Time, the Holder may exercise this Warrant, in whole or in part, in the manner set forth in Article IV of the Warrant Agreement.

     SECTION 2. Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares is subject to adjustment from time to time as set forth in the Warrant Agreement.

     SECTION 3. Exchange of Warrant. On any day on or prior to the Expiration Time, the Holder may exchange this Warrant, in whole or in part, for Warrant Shares by delivering to the Company this Warrant accompanied by a properly completed Exchange Form in the form of Annex B attached hereto. The number of Common Shares to be received by the Holder upon such exchange shall be determined as set forth in the Warrant Agreement.

     SECTION 4. Transfer. Subject to the limitations set forth or referred to in the Warrant Agreement, this Warrant may be Transferred by the Holder by delivery to the Company of this Warrant accompanied by a properly completed Assignment Form in the form of Annex C attached hereto.

     SECTION 5. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Agreement.

     SECTION 7. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns.

     SECTION 8. Headings. Section headings in this Warrant have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.

     SECTION 9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the HKIAC in accordance with the UNCITRAL Rules in effect, which rules are deemed to be incorporated by reference into this section. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of the date first set forth above.

SEMICONDUCTOR MANUFACTURING
INTERNATIONAL CORPORATION

By:
Name: Jiang Shang Zhou
Title: Chairman of the Board

By:
Name: Richard Ru-Gin Chang
Title: Chief Executive Officer

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Annex A to the Warrant

EXERCISE FORM

[To be signed upon exercise of a Warrant]

TO SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION:

     The undersigned, being the Holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder _____ Common Shares of Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and requests that the certificates or other evidence of ownership for such shares be issued in the name of, and be delivered to, _______________, whose address is ______________________ _______________________.

     The foregoing exercise is (check one):

Irrevocable

Conditioned upon the consummation of the transaction described briefly below:

Dated:
Name:
Title:

Annex B to the Warrant

EXCHANGE FORM

[To be signed upon exchange of a Warrant]

TO SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION:

     The undersigned, being the Holder of the within Warrant, hereby elects to exchange, pursuant to Section 4.2 of the Warrant Agreement referred to in such Warrant, the portion of such Warrant representing the right to purchase ______ Common Shares of Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”). The undersigned hereby requests that the certificates or evidence of ownership for the number of shares issuable in such exchange pursuant to such Section 4.2 be issued in the name of, and be delivered to, __________________, whose address is _____________________________.

     The foregoing exchange is (check one):

Irrevocable

Conditioned upon the consummation of the transaction described briefly below:

Dated:
Name:
Title:

Annex C to the Warrant

ASSIGNMENT FORM

[To be signed only upon transfer of a Warrant]

     For value received, the undersigned hereby sells, assigns and transfers unto ______________________, all of the rights represented by the within Warrant to purchase _______ Common Shares of Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), to which such Warrant relates, and appoints ______________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

By:
Name:
Title:

     By executing and delivering this Assignment Form to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Warrant Agreement dated as of [________ __, 20__] (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant Agreement”), among the Company and the Holders, in the same manner as if the undersigned were an original signatory to the Warrant Agreement.

     The undersigned agrees that he, she or it shall be a “Holder”, as such term is defined in the Warrant Agreement.

Dated:

Signature of transferee

Print Name of transferee

Address

Facsimile

Telephone